UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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WILLDAN GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2021

Notice of 2021 Annual Meeting and Proxy Statement

COMPREHENSIVE. INNOVATIVE. TRUSTED.

April 23, 2021

Dear Willdan Stockholder:

You are cordially invited to attend our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 10, 2021 at 10:00 a.m. Pacific Time. We will be hosting this year’s Annual Meeting via live audiocast on the Internet. To participate, vote or submit questions during the Annual Meeting via live audiocast, please visit: www.meetingcenter.io/206062028. The password for the Annual Meeting is WLDN2021. You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email) in order to be able to vote your shares or submit questions during the Annual Meeting. You will not be able to attend the Annual Meeting in person.

“Today, Willdan’s technical services are in high demand. We believe we are ideally positioned to provide the energy efficiency and engineering solutions that are needed in a changing energy world.”

Thomas Brisbin

Chairman & CEO

We utilize the Internet as our primary means of furnishing proxy materials to our stockholders. We will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record that did not request to receive a printed copy of our proxy materials on or about April 28, 2021 with instructions for accessing the proxy materials and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders can obtain paper or email copies of the proxy materials if they so choose. Internet transmission and voting are designed to be efficient, cost-effective and preserve resources.

Thank you for your continued support of Willdan. We look forward to your participation in the Annual Meeting.

/s/ Thomas D. Brisbin
Thomas D. Brisbin
Chairman of the Board and Chief Executive Officer

Notice of 2021 Annual
Meeting of Stockholders

Annual Meeting of Stockholders
Date	Thursday, June 10, 2021
Time	10:00 a.m. Pacific Time
Place	Virtual audiocast only at www.meetingcenter.io/206062028. The password for the Annual Meeting is WLDN2021.
Record Date

Close of business on April 20, 2021. A list of all stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at 2401 East Katella Avenue, Suite 300, Anaheim, California, for 10 days before the Annual Meeting, and during the Annual Meeting, such list will be available to registered stockholders as a link on the virtual meeting platform at www.meetingcenter.io/206062028

Items of Business
Proposal		Board Recommendation
Item 1	To elect the eight directors nominated by our Board of Directors to serve a one-year term or until their successors are duly elected and qualified	FOR
Item 2	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for fiscal year 2021	FOR
Item 3	To approve, on a non-binding advisory basis, our named executive officer compensation	FOR
Item 4	Consider and act on any other matter that may properly be brought before the annual meeting or any postponements or adjournment thereof	N/A

HOW TO VOTE: YOUR VOTE IS VERY IMPORTANT

Dear Willdan Stockholders:

Your vote is very important. We recommend you vote by proxy ahead of the annual meeting even if you plan to participate in, and vote at, the virtual annual meeting .

If your shares are held in your name, you can vote by proxy in one of three convenient ways:

Telephone	Internet	Mail
1-800-652-VOTE (8683)	www.investorvote.com/WLDN	Mark, sign, date and promptly mail the proxy card when received.
Follow the instructions provided in the separate proxy card or voting instruction form you received.	Follow the instructions provided in the Notice, separate proxy card or voting instruction form you received.	Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.

Refer to "Other Information—How do I vote?" in the Meeting and Voting Information section on page 60 of the accompanying proxy statement for a description of each voting method. Any proxy may be revoked by delivery of a later dated proxy or a written notice of revocation or by attending the Annual Meeting via live audiocast and voting your shares at that time. If you hold shares through someone else, such as an account with a brokerage firm, bank or other nominee, you will receive materials from your brokerage firm, bank or other nominee instructing you how to vote.

By Order of the Board of Directors
/s/ Kate M. Nguyen
Kate M. Nguyen
Secretary

Important Notice about the Availability of Proxy Materials. The Notice of the 2021 Annual Meeting, proxy statement, and our 2020 Annual Report on Form 10-K are available at www.proxyvote.com. You are encouraged to access and review all the important information contained in our proxy materials before voting.

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Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders conducted through a live audio webcast at www.meetingcenter.io/206062028, which will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions.

Benefits of a Virtual Annual Meeting

■

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location and enables us to protect the health and safety of all attendees, particularly in light of the coronavirus (“Covid-19”) pandemic.

■

Stockholders of record and beneficial owners as of April 20, 2021 (“Record Date”) will have the ability to submit questions directly to our management and Board and vote electronically at the Annual Meeting via the virtual-only meeting platform, with procedures designed to ensure the authenticity and correctness of your voting instructions.

■

We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

Attendance at the Virtual Annual Meeting

■

All stockholders of our common stock as of the Record Date may attend the Annual Meeting at www.meetingcenter.io/206062028 and vote their shares or ask questions during the Annual Meeting. Members of the public will also be permitted to attend the meeting, but will not be permitted to ask questions during the meeting.

■

To attend and participate in the Annual Meeting by voting or asking questions, you will need the 15-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email).

■

If you were a stockholder as of the Record Date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log in to the online virtual Annual Meeting platform.

■

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting beginning at 9:30 a.m., Pacific Time. The Annual Meeting will begin promptly at 10:00 a.m., Pacific Time. Please allow ample time for online login.

■

We will have technicians ready to assist with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your 15-digit control number or submitting questions, you may call the technical support number that will be posted on the Annual Meeting log-in page.

■	Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

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Questions at the Virtual Annual Meeting

■	Stockholders will have the opportunity to submit questions on the date of the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform.
■

Following the presentation of all proposals at the Annual Meeting, we will spend up to 30 minutes answering as many stockholder-submitted questions that comply with the meeting rules of conduct, which will be posted on the online virtual Annual Meeting platform. We will publish appropriate questions submitted in accordance with the Annual Meeting rules of conduct with answers, including those questions which were not addressed directly during the Annual Meeting due to time constraints, on our investor relations website at https://ir.willdangroup.com soon after the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON

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Cautionary Statement Regarding Forward-Looking Information

This Proxy Statement contains statements that constitute forward-looking statements as that term is defined by the Private Securities Litigation Reform Act of 1995, as amended. These statements concern our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition, which are subject to risks and uncertainties. All statements other than statements of historical fact included in this 10-K are forward-looking statements. These statements may include words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events or trends. For example, all statements we make relating to our plans and objectives for future operations, growth or initiatives and strategies are forward-looking statements.

These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results.

All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

■	the extent to which the Covid-19 pandemic and measures taken to contain its spread ultimately impact our business, results of operation and financial condition, including the speed with which our various direct install programs for small businesses are able to resume normal operations following government mandated shutdowns and phased re-openings;
■	our ability to adequately complete projects in a timely manner;
■	our ability to compete successfully in the highly competitive energy efficiency services market;
■	our reliance on work from our top ten clients;
■	changes in state, local and regional economies and government budgets;
■	our ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes;
■	our ability to successfully integrate our acquisitions and execute on our growth strategy;
■	our ability to make principal and interest payments on our outstanding debt as they come due and to comply with the financial covenants contained in our debt agreements; and
■	our ability to obtain financing and to refinance our outstanding debt as it matures.

The factors noted above and risks included in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 1, 2021 may be increased or intensified as a result of the Covid-19 pandemic, including ongoing resurgences of the Covid-19 virus and the emergence of new Covid-19 variants. The extent to which the Covid-19 pandemic ultimately impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted.

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The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and we cannot predict all of them. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended January 1, 2021, as such disclosures may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (SEC), including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and public communications. You should evaluate all forward-looking statements made in this Proxy Statement and otherwise in the context of these risks and uncertainties.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements we make. These forward-looking statements speak only as of the date of this Proxy Statement and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

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Proxy Summary

This section contains summary information explained in greater detail in other parts of this proxy statement and does not contain all the information you should consider before voting. Stockholders are urged to read the entire proxy statement before voting. We will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record that did not request to receive printed copy of our proxy materials on or about April 28, 2021 with instructions for accessing the proxy materials and voting via the Internet.

About Willdan

Willdan Group, Inc. (“we,” “our,” “us,” “Willdan” or the “Company”) is a provider of professional, technical and consulting services to utilities, private industry, and public agencies at all levels of government. As resources and infrastructures undergo continuous change, we help organizations and their communities evolve and thrive by providing a wide range of technical services for energy solutions and government infrastructure. Through engineering, program management, policy advisory, and software and data management, we design and deliver trusted, comprehensive, innovative, and proven solutions to improve efficiency, resiliency, and sustainability in energy and infrastructure to our clients.

We believe our ability to provide innovation is enhanced by partnerships with our forward-thinking clients. We aim to create an environment that is diverse and inclusive, embracing the breadth of experience across our talent force with a culture of innovation and entrepreneurship. We are disciplined in our business delivering value to our clients. In supporting our clients, we seek to add value and provide long-term sustainable energy solutions, engineering, and consultation.

Items Being Voted on and Board Recommendations

Proposal	Description	Board Vote Recommendation	Page Number With More Information
Item 1	To elect the eight directors nominated by our Board of Directors (“Board”) to serve a one-year term or until their successors are duly elected and qualified	FOR	26
Item 2	To ratify the appointment of Crowe LLP (“Crowe”) as our independent registered public accounting firm for fiscal year 2021	FOR	33
Item 3	To approve, on a non-binding advisory basis, our named executive officer compensation	FOR	35
Item 4	Consider and act on any other matter that may properly be brought before the meeting or any postponements or adjournment thereof	N/A	N/A

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Fiscal Year 2020 Performance Highlights

Summary

During fiscal 2020, we believe we achieved important operational performance results and we proved that we could acquire new capabilities with acquisitions, combine and strategically cross sell those new capabilities and experience, and then win what we believe are the largest most complex contracts in our industry. We believe our growth model is repeatable and durable, so we plan to continue adding complementary skills to catalyze organic growth continuing on our growth trajectory that we have accomplished over the past four years, a period during which we have increased our stock price from $22.86 per share at the end of our 2016 fiscal year to $41.01 at the end of our 2020 fiscal year, an increase of approximately 79.4%. For fiscal year 2020, our stock price increased 31.2%.

During fiscal 2020, we generated $47 million in cash flow from operations, a Company record. At the onset of the Covid-19 pandemic, we were proactive and responded quickly from a cost management perspective to preserve profitability while continuing to compassionately manage our team of employees for their hard work in the most trying times. Willdan serves one of the most exciting markets in the world at one of the most exciting times. A cleaner, low carbon energy cycle is transforming our electric grid, buildings, industrial production and transportation networks. Willdan helps these clients evaluate new technical advances and implement cost effective solutions. We were awarded California Investor Owned Utility (“IOU”) contracts that, on a weighted average basis, represent approximately $150 million per year in incremental contract revenue in the next three to five years if we successfully execute the work.

Stock Price Performance

Total shareholder return (“TSR”) measures the return that we have provided our stockholders. We compare our TSR to the Nasdaq Composite and our TSR peer group (listed on page 43 of this proxy statement) for purposes of our long-term incentive program, as more fully explained below.

The chart below assumes that $100 was invested in our common stock on January 1, 2016. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020
Willdan	269.57	285.69	405.74	372.45	497.63
NASDAQ Composite	108.87	141.14	136.06	188.14	271.64
Peer Group (Median)	120.12	141.59	170.75	207.79	293.62

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2020 Say-on-Pay Vote and Executive Compensation Program

At the 2020 Annual Meeting, 54% of our stockholders approved our fiscal year end 2019 executive compensation. In response to not achieving a higher level of support, our CEO, President, CFO, and VP of Investor Relations, met with institutional investors to discuss and solicit stockholder feedback on various matters including on our corporate governance and executive compensation programs. In addition, Debra Coy, our Board member with the greatest stockholder engagement experience, participated in several of these meetings. Overall, we contacted 71% of our institutional equity investor base, and spoke with stockholders representing approximately 40% of our institutional equity investor base, in addition to potential holders of our equity.

During our meetings, stockholders expressed concerns related to our non-disclosure of our clawback policy and change in control policy as well as enhancing disclosure related to the financial metrics for executive short- and long-term incentive compensation. In response to the feedback of stockholders and proxy advisors, the Compensation Committee (“CC”) implemented several changes, as well as enhancing and providing additional disclosures. The table below provides a summary of the CC changes/actions.

equi
Issue	Proxy Advisor and/or Stockholder Concerns	Stockholder Feedback	Changes/Actions
Clawback Policies	No clawback policy disclosed; clawback was not applicable to both cash and equity bonus compensation	Governance best practices include disclosure of policy and clawback policy that gives company ability to claw back both cash and equity	Disclosed rigorous equity clawback policy; adopted cash bonus clawback policy due to shareholder feedback
Annual Incentive Plan	Company is silent on metrics, goals and payout formula related to incentive plan and reasoning for changes to payout levels	Provide additional disclosure on the short-term compensation metrics to explain inconsistent payouts and reasoning for changes in annual payout levels	Disclosed metrics, goals, bonus pool payout formula to provide rigor linking pay with performance
Change in Control	No rigorous change in control policy disclosed	Improve change in control disclosures	Disclosed our change in control policies and practices
Stock Ownership Guidelines	No stock ownership requirements, including executive and non-employee directors	Encourage the Company to require stock ownership guidelines for executive management and non-employee directors of the Company

In 2020, the CC adopted management and non-employee director stock ownership guidelines with compliance to be within three years. Guideline includes 5x of base salary CEO; 3x base salary President; 1x base salary remaining Section 16 Officers; and $115,000 minimum value in stock holdings for non-employee directors

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equi
Issue	Proxy Advisor and/or Stockholder Concerns	Stockholder Feedback	Changes/Actions
Peer Group Disclosure	No compensation peer group disclosed	Enhance disclosure around compensation peer group selected for compensation and the factors considered in their selection	Disclosed our compensation peer group which has been provided every two years by a third-party consultant hired by the CC
Sustainability and Impact Reporting	No annual sustainability or impact report provided by the Company despite its core focus on providing energy savings and carbon mitigating measures	Provide sustainability metrics focused on environmental, social, and governance (“ESG”) factors	Published 2020 Sustainability Report. See www.willdan.com under “Investors—Sustainability Report”

2021 Director Nominees

Our Board has overseen the transformation of our Company and is actively involved in overseeing our growth strategy, which centers on organic expansion, complemented by strategic acquisitions. During 2018 and 2019, we made five acquisitions to capitalize on the transformation of energy infrastructure and markets. All of the director nominees are currently serving as directors of the Company and were previously elected to serve on the Board by our stockholders. Our Board has recommended that each incumbent director be reelected at the Annual Meeting.

Name	Age	Director Since	Positions Held with Willdan or Principal Occupation (Other Than Director)	Independent	AC	CC	NCG	SMAC
Thomas D. Brisbin	68	2007	Chairman and Chief Executive Officer
Steven A. Cohen	67	2015	Lead Independent Director, Senior Vice Dean & COO - School of Professional Studies at Columbia University	X			X	C
Debra G. Coy	63	2018	Principal, Svanda & Coy Consulting; Executive in Residence, XPV Water Partners	X	X	X
Raymond W. Holdsworth	78	2009	Retired, Vice Chairman of Corporate Development at AECOM	X		C		X
Douglas J. McEachern	69	2009	Retired, Audit Partner at Deloitte & Touche, LLP	X	C	X
Vice Admiral Dennis V. McGinn	75	2017	Retired, Assistant Secretary of the Navy for Energy, Installations, & Environment	X			X	X
Keith W. Renken	86	2006	Managing Partner Renken Enterprises	X	X
Mohammad Shahidehpour	65	2015	Bodine Chair Professor in the Electrical & Computer Engineering Department at the Illinois Institute of Technology	X		X	C	X
				Meetings Held in Fiscal 2020	5	6	4	4

AC = Audit Committee	NCGC = Nominating and Corporate Governance Committee	C = Chairperson
CC = Compensation Committee	SMAC = Strategy, Mergers and Acquisitions Committee

Number of Nominees	Qualifications of Director Nominees	OF OUR 8 DIRECTOR NOMINEES 1 IS FEMALE 2 IDENTIFY THEMSELVES AS MEMBERS OF MINORITY GROUPS
5	Senior Leadership Experience
6	Industry and Technical Expertise
2	Client Regulatory Experience
7	Business Development and M&A Experience
5	Financial Sophistication
5	Talent Management/Compensation Experience
7	Governance and Risk Oversight Experience
3	Public Board Experience
3	Innovation/Technology Experience

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Executive Officer Compensation

Our Board's CC designs our executive compensation program to motivate our executives to execute our business strategies and deliver long-term stockholder value. We pay for performance with compensation dependent on our achieving financial, share price and business performance objectives while aligning executives with the interests of our stockholders.

Executive Officer Group Target Opportunity Mix(1)

(1)	See the Compensation Discussion and Analysis section below for a description of the manner in which these amounts are determined.

Compensation Highlights

Due to the Covid-19 pandemic and associated lack of financial predictability, executive pay was substantially cut by the executive team for several months during 2020. Salary reductions of up to 75 percent were taken by our CEO and Named Executive Officers (“NEOs”) until the Company’s financial performance became more predictable, along with other broad cost reduction measures. For 2020, our CEO’s net annual salary reduction was 17% and our NEO’s average net annual salary reduction was 15%.

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Underlying our compensation program is an emphasis on sound governance practices. These practices are summarized below and described in further detail in the Compensation Discussion and Analysis (“CD&A”) section below.

We Do
Pay for performance	Include clawback provisions for both cash bonuses and performance-based restricted stock units
Perform annual say-on-pay advisory role for stockholders	Minimum vesting requirements
Use appropriate peer group when establishing compensation	Balance short- and long-term incentives
Align executive compensation with shareholder returns through long-term incentives	Deliver pay that is aligned with performance (below target for weak years and above target for strong years)
Maintain stock ownership goals for management and all officers and non-employee directors	Utilize a fully independent external compensation consultant every two years whose independence is reviewed by CC

We Do Not
Provide excise tax gross-up payments in connection with change in control severance benefits	Re-price or exchange outstanding options and PBRSUs
Provide gross-ups to cover tax liabilities associated with executive perquisites	Grant stock options with an exercise price less than fair market value on the date of grant
Allow directors, officers or employees to hedge or pledge company stock	Promise multiyear guarantees for bonus payouts or salary increases
Pay out dividends or dividend equivalents on unvested equity awards

Ratification of Appointment of Crowe

Our Board's Audit Committee (“AC”) has appointed Crowe as our independent registered public accounting firm for the 2021 fiscal year, and our Board is seeking stockholder ratification of the appointment. Crowe is knowledgeable about our operations and accounting practices and is well qualified to act as our independent registered public accounting firm. The AC considered the qualifications, performance, and independence of Crowe; the quality of its discussions with Crowe; and the fees charged by Crowe for the services provided during the fiscal 2020 year and has determined that the ratification of Crowe’s appointment for the fiscal 2021 is in the best interest of our company and its stockholders.

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Corporate Governance, Sustainability, and Corporate Social Responsibility

Corporate Governance

Under the direction of the Board, we have designed our corporate governance program to promote compliance with applicable laws and regulations, the rules of the Securities and Exchange Commission (“SEC”) and the listing standards of the Nasdaq Stock Market (the “Nasdaq Rules”) and to reflect best practices of other public companies.

We are committed to operating with honesty and integrity and maintaining the highest level of ethical conduct. We encourage stockholders to visit the Corporate Governance section on our website at ir.willdangroup.com/corporate-governance, which includes the following corporate governance documents:

■	Code of Ethical Conduct
■	Related Person Transaction Policy
■	Charters for our Board’s AC, CC, Nominating and Corporate Governance Committee (“NCGC”), and Strategy, Mergers and Acquisitions Committee (“SMAC”)

Information on our website is not and should not be considered part of, nor is it incorporated by reference in this proxy statement. You can also receive copies of these documents, without charge, by written request mailed to our Corporate Secretary at Willdan Group, Inc., 2401 E. Katella Avenue, Suite 300 Anaheim, California 92806.

Our 24-hour hotline (“Whistleblower Policy”) is managed by an outside party that is available to all employees for the anonymous submission of complaints by telephone and internet. All complaints received from our 24-hour hotline go directly to our AC and CC chairs. During fiscal 2020, we did not receive any complaints relating to accounting, internal controls, our auditing matters.

Willdan conducts its business on the basis of the quality of its services and the integrity of its association with its clients and others. Our Code of Ethical Conduct demonstrates our commitment to ascribing to the highest standards of ethical conduct in the pursuit of our business and applies to all our directors, officers, and employees. Our employees are trained on and affirm their commitment to complying with the policies when they first join our Company and regularly thereafter. Our Company has a written “related person transaction” policy. Under the policy, the AC reviews and approves transactions between Willdan and “related persons” (as defined in the policy). See the section “Certain Relationships and Related Person Transactions - Related Persons Transaction Policy” for more information.

Sustainability

Willdan is committed to the relentless protection of our planet, and our efforts will continue to make this a priority. Our dedication to environmental sustainability in our own ecological footprint empowers us to lead by example for our partners and clients. Willdan’s goal is to reduce our ecological footprint and our environmental impact, as we help our customers achieve their own sustainability goals. Our environmental policy was established in fiscal 2020, and we plan to adopt additional internal practices in 2021, reinforcing our environmental commitment in all that we do. The environmental policy outlines our commitment to ethical and socially responsible business practices that respect the environment, including to:

■	Increase our use of renewable energy and innovative low-carbon technologies
■	Set and maintain environmental objectives and targets to reduce our overall greenhouse gas emissions and associated climate impact
■	Communicate goals and practices to all stakeholders, conduct education and employee outreach, and build relationships to promote environmental sustainability
■	Use key performance indicators to analyze our commitment and drive continuous improvement, and
■	Reduce solid waste sent to landfills and maximize recycling, including paper and e-waste

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Our technical consulting services have a low carbon intensity, as we do not manufacture or distribute products, making our environmental impact relatively small. Our main contributors to environmental impact are primarily from leased office space, business related travel costs, technology, and waste, primarily paper use.

Corporate Social Responsibility

Willdan seeks clear, sustainable solutions that improve the quality of life for everyone. We take this responsibility seriously because our work often places us at the center of our client’s environmental, safety, and sustainability challenges. These challenges often involve the opinions of public, industry, and government stakeholders who seek our advice on complex issues. We have helped utilities, towns, cities, industries, and governments find sustainable solutions to these complex issues concerning carbon intensity and infrastructure.

Human Capital Management

Willdan brings together engineers, scientists and technical specialists from all backgrounds to solve our clients’ challenges. At the end of FY2020, we employed a total of 1,353 employees, excluding contractors. Our employees include, among others, licensed electrical, mechanical, structural, geotechnical and civil engineers; land surveyors; certified building officials; certified inspectors and plans examiners; licensed architects and landscape architects; certified planners; energy sales and audit specialists; installation technicians; program managers; policy advisors and information technology specialists.

Environmental, Social, and Governance

While diversity, equity and inclusion has always been a part of our culture, we continue to advance efforts to integrate our principles into all aspects of our work and measure results. We believe our success depends on creating and maintaining a qualified, and diverse company. As our people represent an ever-broader diversity of gender, age, race, cultural background, language, sexual orientation, ability, and national origin, we become an ever-stronger company.

In 2020, we established Willdan’s Diversity, Equity, and Inclusion Working Group (“DEI Group”). The DEI Group is an employee developed collaboration across our company focused on conducting a multi-pronged analysis in four identified areas including, employee recruitment, community engagement, business partnerships and inclusive culture. During 2021 and beyond, the DEI Group will be advancing our diversity program by developing and tracking key performance indicators as we make progress toward DEI objectives. Our vision is to create a culture of acceptance and individuality, where all employees feel respected, included, and encouraged to bring their unique perspectives, ideas, and skills to work each day.

In 2020, we published our initial Sustainability Report. Some highlights in our 2020 Sustainability Report are:

■ Establishment of our DEI Group
■ Disclosure of our employee diversity performance data
■ Disclosure of our cumulative environmental metrics for our energy projects; and
■ Commitment to reduce our carbon real estate footprint by lowering our facility costs by 25% on a per-capita basis by the end of 2025

We strive to attract and retain professionals with the diverse expertise our clients and teams require to solve complex challenges, as energy and infrastructure transform and expand. Our goal is for our staff, suppliers, and subcontractors to accurately reflect the communities where we live and work.

To bring more diverse and talented people to our team, we partner with professional organizations that represent and support diverse applicants. We seek out and hire minority-owned subcontractors on our projects and regularly use minority-owned suppliers. These partnerships offer economic opportunity to local, minority-owned, and disadvantaged business enterprises. We can better serve all communities by using contracting teams that mirror the culture and demographics of the communities where we work.

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Our Board of Directors

Overview

Our Board of Directors is responsible for overseeing, counseling, and directing management in serving the long-term interests of our Company and stockholders, with the goal of building long-term stockholder value and ensuring the strength of our Company for our clients, associates, and other stakeholders. In this capacity, the Board’s primary responsibilities include establishing an effective corporate governance program with a board and committee structure that ensures independent oversight; overseeing our business, strategies, and risks; maintaining the integrity of our financial statements; evaluating the performance of our senior executives and determining their compensation; undertaking succession planning for our CEO, other senior executives and directors; and reviewing our 2008 Amended and Restated Performance Incentive Plan (“2008 Plan”) and significant strategic and operational objectives and actions.

Board Composition

Our amended and restated bylaws provide that the authorized number of directors of the Board shall be set by a resolution of the Board. The Board has fixed the number of directors at eight. We believe a limited number of directors helps maintain personal and group accountability. All our current directors have been nominated for election by the Board upon recommendation by the NCG Committee.

Board Meetings and Attendance

During fiscal year 2020, our Board held seven meetings. During that period, each of the incumbent directors attended or participated in at least 93% of the total number of meetings of the Board and of the committees of the Board on which such director served, during the period for which such director served. Although the Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meeting of stockholders, the Company encourages directors to attend. All our directors attended our 2020 annual meeting of stockholders.

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Corporate Governance Policies

Our corporate governance policies are reviewed at least annually and amended from time to time to reflect the beliefs of our Board, changes in regulatory requirements, evolving best practices, and recommendations from our stockholders.

Matter	Description of Policy

Board Composition	▪ Fixed Number. Our Board is currently fixed at eight directors until changed by the Board.

Director Independence	▪ Majority Independent. A majority of our directors satisfy applicable Nasdaq and SEC independence standards.
▪ Regular Executive Sessions. Our independent directors meet in executive session following each meeting of the Board, each meeting of the AC, and as needed following other committee meetings.
Board Leadership Structure

▪      Lead Independent Director. Since our CEO is also Chairman of the Board, our directors have collectively appointed one of our independent directors to serve as Lead Independent Director with established roles and responsibilities. See the Board Leadership Structure section following this table for further details.

▪      Annual Review. The Board annually reviews its leadership structure and appoints the Chairman of the Board and determines whether the positions of Chairman of the Board and CEO will be held by one individual or separated.

Board Committees	▪ Independence. Board Committees are comprised only of independent directors.

▪      Governance. Board Committees act under charters evaluated annually that set forth their purposes and responsibilities. The charters allow for engagement, at our expense, of independent legal, financial, or other advisors the committee members deem necessary or appropriate.

▪ Attendance. Directors are expected to attend all meetings of the Board and the committees on which they serve, and are strongly encouraged to attend all annual stockholder meetings.
Director Qualifications

▪      Diverse and Relevant Experience. The NCGC works with the Board to determine the appropriate characteristics, skills, and experiences for the directors. We are committed to selecting qualified candidates regardless of gender, ethnicity, and national origin.

Board Duties

▪      Succession Planning. The NCGC works on a periodic basis with the CEO to review, maintain, and revise, as necessary, the Company's succession plan. The CEO reports annually to the Board on succession planning for CEO and senior management positions, including a discussion of assessments, leadership development plans and other relevant factors.

▪ Financial Reporting, Legal Compliance, and Ethical Conduct. Our Board maintains governance and oversight functions, but our executive management maintains primary responsibility.
Continuous Board Improvement	▪ New Director Orientation. All new directors participate in an orientation program to familiarize them with our Company.

▪      Continuing Education. Directors continue their education through meetings with executive management and other managers to enhance the flow of meaningful financial and business information. They also receive presentations to assist with their continuing education. Directors also attend outside director education programs to stay informed about relevant issues.

▪      Annual Evaluations. The NCGC oversees an annual board performance evaluation policy that includes individual director self-assessments and an assessment of each of the Board’s four standing committees.

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Director Independence

The Board has determined that each of Messrs. Cohen, Holdsworth, McEachern, McGinn, Renken and Shahidehpour and Ms. Coy are independent pursuant to the applicable independence requirements set forth in the rules of the listing standards for the Nasdaq Stock Market (the “Nasdaq Rules”) and by the SEC because they either have no relationship with the Company (other than as a director and stockholder) or because any relationship they have with the Company is immaterial. Under these standards of independence, for a director to be considered independent, the director must, among other things, not be an executive officer or employee of the Company or its subsidiaries and the director must not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Dr. Brisbin, due to his employment as our Chief Executive Officer, does not qualify as independent.

Board Leadership Structure

Our Board does not have a policy with respect to whether the roles of Chief Executive Officer and Chairman should be separated or combined. We currently have a combined Chairman/CEO role as well as a Lead Independent Director. We believe that the combined Chairman/CEO role is appropriate at this time because it fosters clear accountability, effective decision-making, and alignment on corporate strategy. We believe combined leadership at the top also provides the necessary flexibility for us to rapidly address the changing needs of our business.

In November 2016, the Board elected Thomas D. Brisbin, Willdan’s Chief Executive Officer, as Chairman of the Board. From March 2017 to March 2021, Keith W. Renken served as Lead Independent Director of the Board. In March 2021, the Board appointed Steven A. Cohen as Lead Independent Director. Although, we have in the past separated the roles of Chief Executive Officer and Chairman of the Board, the Board believes that having Dr. Brisbin serve in both these roles, coupled with strong independent director leadership, further enhanced by the appointment of Mr. Cohen as Lead Independent Director, is the most appropriate and effective board leadership structure for us at this time.

Board Committees

The Board has four standing committees: the AC, the CC, the NCGC and the SMAC. Each of our Board committees has a separate written charter that describes its purposes, membership, meeting structure, authority, and responsibilities. These charters, which may be found in the Corporate Governance section of our website at ir.willdangroup.com/corporate-governance, are reviewed annually by the respective committee, with any recommended changes adopted upon approval by our Board.

Each of these committees regularly reports to the Board as a whole. The following summaries identify the members of each committee as of the date of this Proxy Statement. The composition of each committee may change from time to time.

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Audit Committee

Meetings in FY 2020:	5	Average Attendance in FY 2020:	93%

Chair:
Douglas J. McEachern	▪ Oversee the integrity of the Company’s financial statements and financial reporting

Members:	▪ Oversee compliance with legal and regulatory requirements
Debra G. Coy Keith W. Renken
▪ Discuss policies with respect to risk assessment, monitoring and mitigation with management and independent auditor

All members satisfy the audit committee experience and independence standards required by the Nasdaq Rules and the Exchange Act and have been determined to be financially literate in accordance with the Nasdaq Rules.

▪ Review qualifications and independence of the Company’s independent registered public accounting firm

▪ Review performance of the Company’s internal reporting and audit functions

Each member of the Audit Committee has been determined to be an "audit committee financial expert" under applicable SEC regulations.

▪      Oversee the Company’s disclosures controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics

▪      Retain and oversee the independent auditor and review and approve the scope of the audit conducted by the independent auditor

Compensation Committee

Meetings in FY 2020:	6	Average Attendance in FY 2020:	96%

Chair:
Raymond W. Holdsworth

▪      Produce an annual report on executive compensation for inclusion in the Company’s proxy statement, if and as required by applicable rules and regulations

▪      Review, evaluate and make recommendations to the full Board with respect to management’s proposals regarding the Company’s overall compensation policies, and recommend performance-based incentives that support and reinforce the Company’s long-term strategic goals, organization objectives and stockholder interests.

▪      Annually review and approve objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those objectives and set the Chief Executive Officer’s compensation level based on this evaluation.

Members: Debra G. Coy Douglas J. McEachern Mohammad Shahidehpour

▪      Consider and approve the selection, retention and remuneration arrangements for senior executive officers and establish, review and approve compensation plans in which any executive officer is eligible to participate.

All members satisfy the independence standards required by the Nasdaq Rules and Exchange Act.

▪      Make recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans and approve for submission to stockholders all new stock option and equity compensation plans, including amendments or supplements thereto

▪ Administer the Company’s 2008 Plan, 2006 Stock Incentive Plan (the “2006 Plan”) and the Amended and Restated Willdan Group, Inc. 2006 Employee Stock Purchase Plan (the “ESPP”)
All members qualify as "nonemployee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and as "outside directors" under Section 162(m) of the Internal Revenue Code.
▪ Authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers including all NEOs (as defined below)

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Nominating & Corporate Governance Committee
Meetings in FY 2020:	4	Average Attendance in FY 2020:	100%

Evaluate the size and composition of the Board, review and develop critieria for Board membership, and evaluate the independence of existing and prospective directors
Chair:
Mohammad Shahidehpour	▪ Evaluate the size and composition of the Board, review and develop criteria for Board membership, and evaluate the independence of existing and prospective directors

Members: Steven A. Cohen Vice Admiral Dennis V. McGinn

▪      Actively seek and evaluate qualified individuals to become new directors as needed , establish procedures to solicit, review and recommend to the Board potential director nominees proposed by stockholders and recommend to the Board the director nominees for the annual meeting of stockholders and any special meeting at which directors are elected

▪      Review the suitability of each Board member for continued service when his or her term expires and when he or she has a significant change in status

▪      Take diversity considerations into account when identifing director candidates

All members satisfy the independence standards required by the Nasdaq Rules and Exchange Act	▪ Evaluate the nature, structure and operations (including authority to delegate to subcommittees) of other Board committees

▪      Periodically review and, in the NCGC’s discretion, recommend to the Board changes to, the Company’s certificate of incorporation, bylaws, corporate governance policies and practices, and other present or future policies of the Company as they relate to corporate governance matters

Strategy, Mergers and Acquisitions Committee
Meetings in FY 2020:	4	Average Attendance in FY 2020:	100%

Chair:
Steven A. Cohen

▪      Review with management, on a timely basis, significant financial matters of the Company and its subsidiaries, including matters relating to the Company’s capitalization, dividend policy and practices, credit ratings, cash flows, borrowing activities, and investments including mergers and acquisitions

Members: Raymond W. Holdsworth Vice Admiral Dennis V. McGinn Mohammad Shahidehpour

▪      Review and recommend to the Board or take actions on behalf of the Board relating to the Company’s financial and strategic plans

▪      Review and recommend to the Board actions relating to offerings of the Company’s debt or equity securities, purchases or disposals of treasury shares, except the repurchase of shares pursuant to approved employee benefit plans, stock splits or reclassification of shares any dividend declaration, guarantees of unconsolidated third party indebtedness and certain other financial transactions and strategies

▪ In consultation with the AC, as appropriate, review periodically the Company’s risk management strategies

▪ Be available to management as needed regarding various matters such as reviewing the relationships with the Company’s principal lending institutions and investment and strategic advisors

Executive Sessions

Our Board believes it is important to have executive sessions without our CEO or other management being present. Executive sessions are led by our Lead Independent Director. Our independent directors have robust and candid discussions at these executive sessions during which they can critically evaluate the performance of our company, CEO, and management. An executive session is held in conjunction with each regularly scheduled quarterly Board meeting and other sessions may be called by the Lead Independent Director in his own discretion or at the request of the Board.

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Oversight of Risk Management

The Board is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, including material acquisitions and financings, as well as through its oversight of management and the committees of the Board. Management is responsible for identifying the material risks facing the Company, implementing appropriate risk management strategies, and ensuring that information with respect to material risks is shared with the Board or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to the Board, with reporting in the areas of enterprise risks, cybersecurity and information security, sustainability, human capital management, other ESG matters, and succession planning.

The Board as a whole regularly reviews risks related to cybersecurity and the Company’s information system controls. The Company uses third-party vendors to independently tests information security risks. In 2020, the Company completed an ISO/IEC 27001:2013 certification process for some of its information security systems. This certification is audited and verified by a third-party on an annual basis. We take cyber threats very seriously and regularly audit our cyber security capabilites. These audits are a useful tool for ensuring that we maintain a robust cyber security program to protect our investors, customers, employees, and intellectual property. The Company has information security training and compliance programs which regularly tests employees and executives on items such as phishing attacks. We also maintain a cyber security insurance program which is reviewed on an annual basis. The oversight responsibility of the Board and its committees is supported by Company management and the risk management processes that are currently in place.

Policy on Hedging and Pledging

The Company recognizes that hedging against losses in Company stock is not appropriate or acceptable trading activity for individuals employed by or serving the Company.  The Company has incorporated prohibitions on various hedging activities (such as prepaid variable forward sale contracts, collars, equity swaps, or exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities without the full risks and rewards of ownership within its insider trading policy, which policy applies to directors, officers and employees of the Company and their family members.  The policy prohibits trading in any interest or position relating to the future price of Company securities, such as put, call or short sale. This policy also applies regardless of whether such Company securities (i) were granted to the director, officer or employee as part of their compensation and (ii) are held directly or indirectly by the director, officer or employee.

Executive Development and Succession Planning

Our Board is involved in the identification and cultivation of our future leaders. The NCGC works on an annual basis with the Chief Executive Officer to review, maintain and revise, as necessary, the Company’s succession plan upon the CEO's retirement and in the event of an unexpected occurrence. The CEO reports annually to the Board on succession planning for the CEO and senior management positions, including a discussion of assessments, leadership development plans and

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other relevant factors. The CEO also makes available to the NCGC on a continuing basis, the CEO's recommendations regarding his successor should he become unexpectedly disabled.

Stockholder Submission of Director Nominees

The NCGC will consider director candidates recommended by stockholders. Properly communicated stockholder recommendations will be considered in the same manner and using the same criteria as used for any other director candidate. To be properly communicated, stockholders desiring to recommend candidates for consideration by the NCGC and the Board should submit their recommendations in writing to to the NCGC Chair, c/o Corporate Secretary, Willdan Group, Inc. 2401 East Katella Avenue, Suite 300, Anaheim, CA 92806, together with all information about the stockholder and the candidate that would be required pursuant to Section 3.04(a)(ii) of our Bylaws if the stockholder was nominating the candidate for election to the Board. The NCGC may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board.  For a discussion of the factors and other criteria the NCGC and Board will consider when evaluating a director candidate, see “Proposal 1: Election of Directors.”

Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the NCGC as described above) must deliver written notice to our Secretary in the manner described in Section 3.04(a)(ii) of our Bylaws, and as further described in the Meeting and Voting Information section of this proxy statement under "Requirements for Proposals to be Considered for Inclusion in Proxy Materials and for Nomination of Director Candidates.”

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Director Qualifications

Qualifications that are particularly desirable for our directors to possess in order to provide oversight and stewardship of our company include the following:

Qualifications	Descriptions	Value to Our Board and Stockholders
Senior Leadership Experience	Service in a senior executive position	Provide us with valuable external perspectives with which to assess our operations, execute our strategies, mitigate related risks, and improve our policies and procedures.
Industry and Technical Experience	Experience in consulting and engineering services that focus on energy efficiency, the environment, sustainable infrastructure, renewable energy and energy transition	Allow us to better understand the needs of our clients in developing our business strategies, as well as evaluate acquisition and divestiture opportunities.
Client Regulatory Experience	Service in a position that requires interaction with utilities, municipalities, and commercial clients

Provides us with experience and insight into working constructively with utility commissions, state and local agencies and administrators and addressing significant public policy and regulatory compliance issues in areas related to our business and operations.

Business Development and M&A Experience	Background in business development and in the analysis of proposed M&A transactions

Provides us with insight into developing and implementing strategies for growing our business through combinations with other organizations, including analysis of the "fit" of a proposed acquisition with our company's strategy, the valuation of the transaction, and the management plan for integration with existing operations.

Financial Sophistication	Understanding of accounting, auditing, tax, banking, insurance, or investments	Help us to oversee our accounting, financial reporting, and internal control processes; manage our capital structure; optimize capital allocation; and undertake significant transactions.
Public Board Experience	Prior or concurrent service on other SEC reporting company boards

Demonstrates understanding of the extensive and complex oversight responsibilities of directors and helps reinforce management accountability for maximizing long-term stockholder value. Also provides insights into a variety of strategic planning, compensation, finance, and governance practices.

Innovation / Technology Experience	Technology/innovation; practical experience with tech transformation and disruption	Allow us to better understand and anticipate technical trends, generate disruptive innovation, and extend and create new business models.
Governance and Risk Oversight Experience	Practical experience in risk governance, enterprise risk management framework, and knowledge, understanding of risk monitoring and mitigation

Help us understand enterprise risk management program structures as well as practices and policies designed to identify and manage risks and properly align risk-taking with overall governance and operations.

Talent Management / Compensation Experience	Practical experience developing, managing, motivating, and compensating employees

Provide us with insight into cultivating an inclusive culture consistent with our values and purpose, providing an engaging work environment, attracting top talent, investing in our employees, supporting their career development, and remaining competitive in the marketplace.

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The graph below summarizes the qualifications of our director nominees:

Number of Nominees	Qualifications of Director Nominees
5	Senior Leadership Experience
6	Industry and Technical Expertise
2	Client Regulatory Experience
7	Business Development and M&A Experience
5	Financial Sophistication
5	Talent Management/Compensation Experience
7	Governance and Risk Oversight Experience
3	Public Board Experience
3	Innovation/Technology Experience

Board Refreshment

Our governance policies reflect our belief that directors should not be subject to term limits. While term limits could facilitate fresh ideas and viewpoints being consistently brought to the Board, we believe they are counterbalanced by the disadvantage of causing the loss of a director who over a period of time has developed insight into our strategies, operations, and risks and continues to provide valuable contributions to Board deliberations. We recognize that certain governance stakeholders have suggested that longer serving directors may have decreased independence and objectivity; however, we believe that an arbitrary decision to remove knowledgeable directors and the consistent oversight they bring weighs against strict restrictions on director tenure.

Director Diversity

Our Company recognizes the value of diversity and we endeavor to a have a diverse Board with experiences in business, technology, finance, business development, government, energy, risk management, and public board experience. Our NCGC continues to seek diverse candidates as board positions become available. Board gender and ethnic diversity has become a significant selection factor in our Board selection process. In addition to gender and ethnic diversity, the NCGC focuses on skills, expertise, and background of director nominees to complement the existing Board in light of the diverse and national nature of our businesses and operations.

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Active Stockholder Engagement and Communications

Stockholder Engagement

Willdan has a philosophy of direct, open, transparent, and frequent engagement with our stockholders. Throughout each year, our CEO, President, CFO, and VP of Investor Relations meet with institutional investors to discuss various matters, including corporate governance, executive compensation practices, long-term strategy, financial and operating performance, risk management, and ESG practices. In addition, Debra Coy, our Board member with the greatest stockholder engagement experience, participated in several of these meetings.

At the 2020 Annual Meeting, 54% of our stockholders approved our fiscal year 2019 executive compensation. In response to not achieving a higher level of support, management solicited stockholder feedback on various matters, including the Company’s corporate governance and executive compensation programs. In addition, between August 2020 and January 2021, we specifically reached out to stockholders that we did not meet with to discuss corporate governance and executive compensation. The Company found the most constructive feedback from ESG investors, many of whom are European-based. These European-based funds have a particular focus on measuring our performance and related disclosure of ESG metrics. The feedback was instrumental in the Company publishing its inagural sustainability report in January 2021. Excluding index-funds, we have discussed this report with 100% of our top 15 stockholders. The Company’s 2020 Sustainability Report is available at www.willdan.com under “Investors—Sustainability Report”.

As the Covid-19 pandemic forced cancellation of many in-person events, we expanded our engagement through virtual events. Highlights from 2020 stockholder engagement include:

◾
Contacted 71% of our institutional equity investor base
◾
Spoke with stockholders representing approximately 40% of our institutional equity investor base, in addition with potential holders of our equity
◾
Conducted six virtual events
◾
Published 2020 Sustainability Report
◾
Held quarterly webcast earnings calls; and
◾
Completed a broad range of phone calls, emails, and other industry events.

During our meetings, stockholders expressed concerns related to our non-disclosure of our clawback policy, change in control as well as enhancing disclosure related to the financial metrics for executive short- and long-term incentive compensation programs. In response to the feedback of stockholders and proxy advisors, the CC implemented several changes, as well as enhancing and providing additional disclosures. The table below provides a summary of the CC changes/actions.

equi
Issue	Proxy Advisor and/or Stockholder Concerns	Stockholder Feedback	Changes/Actions
Clawback Policies	No clawback policy disclosed; clawback was not applicable to both cash and equity bonus compensation	Governance best practices include disclosure of policy and clawback policy that gives company ability to claw back both cash and equity	Disclosed rigorous equity clawback policy; adopted cash bonus clawback policy due to shareholder feedback

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equi
Issue	Proxy Advisor and/or Stockholder Concerns	Stockholder Feedback	Changes/Actions
Annual Incentive Plan	Company is silent on metrics, goals and payout formula related to incentive plan and reasoning for changes to payout levels	Provide additional disclosure on the short-term compensation metrics to explain inconsistent payouts and reasoning for changes in annual payout levels	Disclosed metrics, goals, bonus pool payout formula to provide rigor linking pay with performance
Change in Control	No rigorous change in control policy disclosed	Improve change in control disclosures	Disclosed our change in control policies and practices
Stock Ownership Guidelines	No stock ownership requirements, including executive and non-employee directors	Encourage the Company to require stock ownership guidelines for executive management and non-employee directors of the Company

In 2020, the CC adopted management and non-employee director stock ownership guidelines with compliance to be within three years. Guideline includes 5x of base salary CEO; 3x base salary President; 1x base salary remaining Section 16 Officers; and $115,000 minimum value in stock holdings for non-employee directors

Peer Group Disclosure	No compensation peer group disclosed	Enhance disclosure around compensation peer group selected for compensation and the factors considered in their selection	Disclosed our compensation peer group which has been provided every two years by a third-party consultant hired by the CC
Sustainability and Impact Reporting	No annual sustainability or impact report provided by the Company despite its core focus on providing energy savings and carbon mitigating measures	Provide sustainability metrics focused on environmental, social, and governance (“ESG”) factors	Published 2020 Sustainability Report. See www.willdan.com under “Investors—Sustainability Report”

Communications With the Board

Stockholders and other interested parties who wish to communicate with the Board or non-management directors of the Company can send an email to nonmanagementdirectors@willdan.com or send their correspondence to Board of Directors (or a particular subgroup or individual director), c/o Corporate Secretary, Willdan Group, Inc., 2401 E. Katella, Suite 300 Anaheim, California 92806.

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Proposal 1:

Election of Directors

Our Board is currently fixed at eight directors, each to be elected on an annual basis, until changed by the Board. All of the director nominees are currently serving as directors. Each of the director nominees, if elected at the Annual Meeting, will hold office until the 2022 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal.

Each director nominee has consented to be nominated and to serve if elected. We have no reason to believe that any of the director nominees will be unavailable for election or unable to serve if elected. However, if any director nominee is unavailable for election or unable to serve, the proxy holders may vote for another person nominated by the Board or the Board may adopt resolutions to reduce the number of directors to be elected at the Annual Meeting.

Recommendation of Board of Directors

Our Board of Directors recommends that you vote “FOR” each of the director nominees.

2021 Director Nominees

The following pages provide information on each nominee for election at the Annual Meeting, including his or her age, Board leadership roles held, and business experience during at least the past five years. We also indicate the name of any other public company for which each nominee currently serves as a director or served as a director during the past five years.

The information relating to each director nominee led our Board to the conclusion that he or she should be elected as a director in light of the Company's business and structure. We believe that each of these director nominees has integrity and adheres to our high ethical standards. In addition, each nominee has demonstrated the ability to exercise sound judgment as well as a commitment to servicing the long-term interests of our stockholders.

The Company believes that the members of its Board should have a range of skills, experience, diversity and expertise that enables the Board to provide sound guidance with respect to the Company’s operations and interests. When considering a director candidate, the Board looks at the current composition of the Board and the evolving needs of the Company, in addition to such candidate’s background and accomplishments. The NCGC identifies new candidates for election to the Board, reviews their qualifications, skills, experience and other characteristics and recommends nominees for director to the Board for approval.

The Board seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company’s businesses, particularly in energy efficiency, engineering, consulting and finance.  All of the director nominees hold or have held senior executive positions in large, complex organizations and have operating experience that meets these objectives, as described below.  In these positions, they have gained experience in core management skills, strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development.  Additionally, a number of our directors have experience serving on the boards of directors of other public companies, which the Company believes increases their knowledge of effective corporate governance.

The Board also believes that each of the director nominees and current directors has other key attributes that are important to an effective board, including integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion, diversity of background, experience and thought and the commitment to devote significant time and energy to serve on the Board and its Committees.  The following biographies provide further qualifications, attributes and other information with respect to the director nominees.

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Dr. Thomas D. Brisbin | Chairman and Chief Executive Officer	Director Since 2007

Experiences

▪      CEO and Director since 2007. Chairman since November 2016. President from April 2007 to November 2016

▪      Vice President and Consultant of AECOM Technology Corporation from 2004-2007

▪      Chief Operating Officer and Executive VP at Tetra Tech, Inc. from 1999-2004

▪      Co-founder and President of PRC Environmental Management, Inc. from 1978-1995

▪      Research Associate at Argonne National Laboratory and Adjunct Professor - Illinois Institute of Technology (IIT) prior to PRC

Age: 68

Skills and Qualifications

Senior leadership; industry and technical experience; business development; risk oversight; financial sophistication; talent management/compensation

▪      B.S. Northern Illinois University. Ph.D. Environmental Engineering Illinois State Technology

▪      Completed Harvard Business School's Advanced Management Program

Steven A. Cohen | Independent		Director Since 2015

Experiences

▪      Senior Vice Dean and Chief Operating Officer of the School of Professional Studies at Columbia University (CU) Directs CU's Master of Sustainability Management Program. Professor in the Practice of Public Affairs at CU's School of International and Public Affairs. Director of CU's Master of Public Administration Program in Environmental Science and Policy

▪      Consultant to U.S. Environmental Protection Agency for past three decades, most recent from 2005-2010

▪      Served on the U.S. Environmental Protection Agency’s Advisory Council on environmental Policy and Technology from 2001-2004

▪      Director of Columbia's Graduate Program in Public Policy and Administration from 1985 to 1998

▪      Former policy analyst for U.S. Environmental Protection Agency before joining CU in 1981

Age: 67	Skills and Qualifications

Government policy; environmental policy; senior leadership; business development

▪      BA Political Science from Franklin College; M.A. Political Science from University of New York at Buffalo (SUNY-Buffalo)

▪      Ph.D. Political Science from SUNY-Buffalo

Current Committees: Lead Independent Director; Chairperson Strategy, Mergers and Acquisitions Committee; Member, Nominating & Corporate Governance Committee.

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Debra Coy | Independent		Director Since 2018

Experiences

▪      Principal Svanda & Coy Consulting, co-founded in 2010.

▪      Chair of Corporate Governance, Nominating, Environmental, and Health and Safety Committee of Global Water Resources

▪      Partner XPV Water Partners from 2015-2019

▪      Member of board of directors and as a member of AC of Aqua Venture Holdings Limited from February 2019 - March 2020 when the company was sold

▪      Prior Managing Director, Global Water Sector Analyst covering the global water sector Janney Montgomery Scott’s Capital Markets; Stanford Washington Research Group; Schwab Capital Markets; HSBC Securities; National Westminster Bank

Age: 63	Skills and Qualifications

Industry and technical expertise; financial sophistication; audit committee financial expert; corporate governance; public board

▪      Advisory Executive in Residence XPV Water Partners

▪      BA English and Journalism from Southern Adventist University

▪      MA Journalism from University of Maryland

Current Committees: Member Audit Committee; Member Compensation Committee.

Other Current Public Boards:
Global Water Resources, Inc.

Raymond W. Holdsworth | Independent		Director Since 2009

Experiences

▪      Prior Vice Chairman of Corporate Development for AECOM from October 2005 to March 2009, which he joined in 1992

▪      Director of the California Chamber of Commerce and the Los Angeles Economic Development Corporation

▪      Former Vice Chairman of the Civil Engineering Research Foundation / International Institute; past trustee of the California State University system and chaired AC for three consecutive years

▪      Senior management positions held with International Technology Corp. and Parsons Brinckerhoff Quade & Douglas Inc.

▪      Worked in California’s Office of Transportation Planning and Research after beginning career with Peat Marwick & Mitchell

Age: 78	Skills and Qualifications

Audit committee financial expert; talent management/compensation; business development and M&A; industry and technical expertise

▪      California's Office of Transportation Planning and Research

▪      B.A. English from Lake Forest College; M.B.A. from the University of Pennsylvania Wharton School

Current Committees: Chairperson Compensation Committee; Member Strategy Mergers and Acquisitions Committee.

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Douglas J. McEachern | Independent		Director Since 2009

Experiences

▪      Retired Audit Partner with Deloitte & Touche, LLP from 1985-2009. Served in various leadership roles including overseeing the Real Estate and Financial Institutions practices

▪      Staff member and manager ad Deloitte’s predecessor, Touche Ross & Co. from 1976-1983

▪      Member of Board of Directors since May 2012, Chairman of AC and Conflicts Committee and member of Compensation Committee, Reading International

▪      Chairman of the Board of Directors of Community Bank in Pasadena, CA from October 2013-October 2015 and Member of the Nominating and Governance Committee and AC June 2011 – October 2015

▪      Member of the Finance Committee and Board of Directors of the Methodist Hospital of Arcadia Foundation until retirement in December 2017

▪      Professional Accounting Fellow with Federal Home Loan Bank Board

▪      Instructor of Auditing and Accountancy at Claremont McKenna College

Age: 69	Skills and Qualifications

Audit committee financial expert; financial sophistication; business development; talent management/compensation; corporate governance

▪      B.S. Business Administration from the University of California, Berkeley; M.B.A. from the University of Southern California

Current Committees: Chairperson Audit Committee; Member Compensation Committee.

Other Current Public Boards:
Reading International

Vice Admiral Dennis V. McGinn | Independent		Director Since 2017

Experiences

▪      Retired as Vice Admiral of United States Navy after 35 years. Deputy Chief of Naval Operations for Warfare Requirements and Programs. Previously commanded United States Third Fleet

▪      Assistant Secretary of the Navy for Energy, Installations, and Environment from September 2013 – January 2017

▪      Former President of the American Council on Renewable Energy.

▪      Past member of the Steering Committee of the Energy Future Coalition, past member of the U.S. Energy Security Council; and past member of the Bipartisan Center Energy Board

▪      Past Co-Chairman of the CAN Military Advisory Board

▪      Prior International Senior Fellow at the Rocky Mountain Institute

Age: 75	Skills and Qualifications

Industry and technical expertise; corporate governance; business development and M&A; senior leadership

▪      B.S. Naval Engineering from the U.S. Naval Academy

▪      Participant, National Security Program at Harvard University's Kennedy School

Current Committees: Member Nominating & Corporate Governance; Member Strategy, Mergers and Acquisitions Committee

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Keith W. Renken | Independent		Director Since 2006

Experiences

▪      Managing Partner, Renken Enterprises

▪      Retired Senior Partner and Chairman, Executive Committee of Southern California for Deloitte and Touche in 1992

▪      Adjunct Professor (executive in residence) Marshall School of Business at the University of Southern California from 1992 to 2006

▪      Served on Board of Directors, AC and CC of East West Bancorp, Inc. from 2000-2018

▪      Served on Board of Directors and AC of Limoneira Company from 2009-2015

▪      Served on Board of Directors and AC of Whittier Trust Company since 2006

Age: 86	Skills and Qualifications

Corporate governance; public board; audit committee financial expert; financial sophistication; talent management/compensation

▪      B.S. Business Administration from the University of Arizona; M.S. Business Administration from the University of Arizona

Current Committees: Member Audit Committee

Mohammad Shahidehpour | Independent		Director Since 2015

Experiences

▪      Bodine Chair Professor in the Electrical and Computer Engineering Department at IIT. Director of Robert W. Galvin Center for Electricity Innovation. University professor for over 40 years, including faculty member at IIT since 1983 and recipient of IIT's Excellence in Teaching Award

▪      Former IIT Research Vice-President overseeing $80M in annual budget and over 200 technical projects

▪      Principal investigator of over $60 million in grants and contracts related to electricity and modernization technological advances, mostly funded by government agencies such as the U.S. Department of Energy and U.S. Department of Defense

▪      Founding chair of the Institute of Electrical and Electronics Engineers (“IEEE”) Great Lakes Symposium on Smart Grid and the New Energy Economy

▪      Editor-in-Chief of IEEE Transactions on Smart Grid Journal since 2009

▪      Elected Member of National Academy of Engineering in the U.S.

▪      Keynote speaker in 20 International Conferences since 2007 and counseled governments on electricity and grid modernization bills globally

Age: 65	Skills and Qualifications

Industry and technical expertise; business development; corporate governance; talent management/compensation; senior leadership

▪      IEEE Distinguished Lecturer; Delivered over 100 invited lecturer on electricity restructuring and smart grid issues

▪      Author of six books and 400 technical papers on electric power systems

▪      B.S. Electrical Engineering from Iran's Sharif University of Technology; M.S. in Electrical in Engineering; Ph.D. from the University of Missouri

Current Committees: Chairperson Nominating and Governance Committee; Member Compensation Committee; Member Strategy, Mergers and Acquisitions Committee.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

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Director Compensation

In response to the Covid-19 pandemic, cash fees for all members of the Board of Directors were temporarily suspended, among other broad cost cutting measures. The suspension was lifted in the fourth quarter of 2020. The following table provides information concerning the compensation for services of our nonemployee directors during FY 2020. Dr. Brisbin is a Named Executive Officer and his compensation is presented below under “Executive Compensation” in the Summary Compensation Table and related explanatory tables. Dr. Brisbin is not entitled to additional compensation for his services as a director.

The majority of the compensation provided to nonemployee directors is delivered in equity to align director interests with those of our stockholders.

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash ($)	Awards (1), (2) ($)	Awards ($)	Compensation ($)	Totals ($)
Steven A. Cohen	25,500	70,005	—	—	95,505
Debra Coy	28,250	70,005	—	—	98,255
Raymond W. Holdsworth	26,750	70,005	—	—	96,755
Douglas J. McEachern	31,000	70,005	—	—	101,005
Dennis V. McGinn	24,000	70,005	—	—	94,005
Keith W. Renken	30,750	70,005	—	—	100,755
Mohammad Shahidehpour	27,000	70,005	—	—	97,005

(1)	The amounts reported under “Stock Awards” above represent the aggregate grant date fair value of restricted stock awards granted to Non-Employee Directors during fiscal 2020 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of restricted stock awards contained in Note 10 (Stockholders’ Equity) to our consolidated financial statements, included as part of our 2020 Annual Report filed on Form 10-K.
(2)	As of January 1, 2021, the following Non-Employee Directors held the following number of outstanding restricted stock awards: Messrs. Cohen, Holdsworth, McEachern, Renken and Shahidehpour each held 4,966 shares of restricted stock, of which (i) 1,913 shares of restricted stock vest on June 13, 2021 and (ii) 3,053 shares of restricted stock vest in two substantially equal installments on each of June 11, 2021 and June 11, 2022. Mr. McGinn held 5,120 shares of restricted stock, of which (i) 2,067 shares of restricted stock vest on June 13, 2021 and (ii) 3,053 shares of restricted stock vest in substantially equal installments on each of June 11, 2021 and June 11, 2022. Ms. Coy held 5,232 shares of restricted stock, of which (i) 2,179 shares of restricted stock vest on June 13, 2021 and (ii) 3,053 shares of restricted stock vest in two substantially equal installments on each of June 11, 2021 and June 11, 2022.

Annual Retainer and Meeting Fees

In response to the Covid-19 pandemic, cash fees for our nonemployee directors were suspended for a portion of fiscal 2020, resulting in a reduction of 50% of the annual fees for independent directors. This suspension lifted for the fourth fiscal quarter of 2020. As a result, the cash fees for the second and third quarter meetings were withheld while the fourth quarter of fiscal 2020 and the first quarter of fiscal 2021 were paid in fiscal year 2020.

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The following table sets forth the schedule of annual retainers and meeting fees for each Non-Employee Director in effect during FY 2020.

Type of Fee(1)	Dollar Amount
Annual Board Retainer	$36,000
Additional Annual Retainer to Lead Director	$15,000
Additional Annual Retainer to Chair of Audit Committee	$16,500
Additional Annual Retainer to Chair of Compensation Committee	$11,000
Additional Annual Retainer to Chair of Strategy, Mergers and Acquisitions Committee	$7,500
Additional Annual Retainer to Chair of Nominating and Governance Committee	$7,500
Additional Annual Retainer to Member of Audit Committee	$7,500
Additional Annual Retainer to Member of Compensation Committee	$5,500
Additional Annual Retainer to Member of Strategy, Mergers and Acquisitions Committee	$4,500
Additional Annual Retainer to Member of Nominating and Governance Committee	$4,500
Additional Daily Fee for Attendance at Board Meetings (2)	$1,500
Additional Daily Fee for Attendance at Committee Meetings (2)	$1,000

(1)	The Willis Towers Watson report indicated that the compensation for Willdan directors is 10% below the median of the peer group.
(2)	Directors only receive one fee for meetings per day after a minimum of: (i) 4 Board meetings, (ii) 6 AC meetings or (iii) 5 CC, NCGC or SMAC meetings.

Compensation for Non-Employee Directors during FY 2020 generally consisted of an annual retainer, fees for attending meetings, fees for work related to board committees and a restricted stock grant award. All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

Restricted Stock Awards

In June 2020, Messrs. Cohen, Conway, Holdsworth, McEachern, McGinn, Renken, and Shahidehpour and Ms. Coy were granted a restricted stock award of 3,053 shares under the 2008 Plan. Each restricted stock award granted to our Non-Employee Directors in fiscal 2020 is subject to a two year vesting schedule, with 50% of the award vesting on each of the first and second anniversaries of the grant date, subject in each case to the Non-Employee Director’s continued service through the applicable vesting date.

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Proposal 2:

Ratification of the Appointment of Crowe as the Company’s

Independent Registered Public Accounting Firm

Crowe served as the Company’s independent registered public accountants during the fiscal year ended January 1, 2021 and, in that capacity, audited the Company’s consolidated financial statements for the fiscal year ended January 1, 2021. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting of the appointment of Crowe as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021. If stockholders do not ratify this appointment, the AC will reconsider whether or not to retain Crowe, and may decide to retain them notwithstanding the vote. Even if the appointment is ratified, the AC, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of Crowe will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from stockholders.

Audit and Other Fees

Crowe

The following is a summary of the fees billed to us by Crowe for professional services for the fiscal years ended January 1, 2021 and December 27, 2019.

Fee Category	Crowe 2020	Crowe 2019
Audit Fees	$700,000	$845,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	15,700
Total Fees	$700,000	$860,700

Audit Fees. Fees for audit services provided by Crowe for fiscal 2020 and 2019 consisted of professional services for the annual audit of our consolidated financial statements and for the review of our interim condensed consolidated financial statements including quarterly reports.

All Other Fees. Fees paid for any other services provided by Crowe for fiscal 2019 consisted of professional services reasonably related to the Company’s 2019 acquisitions.

The Company has been advised by Crowe that neither Crowe nor any member of Crowe has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Audit Committee Pre-Approval Policy

Consistent with SEC policies regarding independence, the AC has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm. In recognition of this responsibility, the AC has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, including audit services, audit-related services, tax services and other services. In some cases, the full AC provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the AC requires specific pre-approval before engaging the Company’s independent registered public accounting firm. The AC may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the AC at its next regularly scheduled meeting.

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The AC has considered whether the provision of the services described above is compatible with maintaining the Company’s independent public accounting firm’s independence and has determined that such services have not adversely affected Crowe’s independence. All services described in the table above under “Audit-Related Fees” and “All Other Fees” for fiscal 2019 were pre-approved by the AC.

Vote Required for Ratification of the Appointment of Crowe as the Company’s Independent Registered Public Accounting Firm

Ratification of the appointment of Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2021, requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

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Proposal 3:

Approval, on a Non-Binding Advisory Basis, of Named

Executive Officer Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are asking stockholders to approve a non-binding advisory resolution approving our executive compensation as reported in this Proxy Statement.

Our executive compensation decisions are made in the context of our executive compensation plan statement.

Under our executive compensation plan statement, our executive compensation philosophy is to:

■	Align the interests of our executives with those of the stockholders
■	Attract, motivate, reward, and retain the top contributors upon whom, in large part, our success depends;
■	Be competitive with compensation programs for companies of similar size and complexity with whom we compete for talent, including direct competitors;
■	Provide compensation based upon the short-term and long-term performance of both the individual executive and the Company; and
■	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and individual goals.

We urge stockholders to read the “Executive Compensation” section beginning on page 36 of this Proxy Statement, including the “Compensation Discussion and Analysis” section, which describes in more detail our executive compensation plan statement and the key elements of our executive compensation program. The CC and the Board believe that our executive compensation program is appropriately designed to achieve the objectives of our executive compensation philosophy.

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers set forth under “Executive Compensation,” including the Compensation Discussion and Analysis, Summary Compensation Table and the related compensation tables and narratives in the Proxy Statement for the Annual Meeting.

This vote is an advisory vote only and will not be binding on us, our Board or the CC and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the CC. However, the CC, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the Named Executive Officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2022 annual meeting of stockholders.

Vote Required for Approval of the Non-Binding Advisory Resolution Approving Executive Compensation

Approval of the non-binding advisory resolution approving our executive compensation requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

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Executive Compensation

Compensation Discussion and Analysis

In response to the Covid-19 pandemic, senior management, including the named executive officers below took up to a 75% cut in salary. The salary reduction was restored at the end of July 2020. For fiscal 2020, our CEO’s net annual salary reduction was 17% and our NEO’s average net annual salary reduction was 15%. This CD&A and compensation tables and disclosures that follow focus primarily on compensation awarded to, earned by, or paid to our executive officers identified in the “Summary Compensation Table,” whom we refer to in this section as our “Named Executive Officers.” This section also describes the role and involvement of various parties in our executive compensation analysis and decisions, and provides a discussion of the process and rationale for the decisions of our CC to compensate our Named Executive Officers with specific types and amounts of compensation.

Chief Executive Officer Target Opportunity Mix

The following comparisons, derived from the Willis Towers Watson’s 2020 analysis of compensation of similarly situated executives at our peer group companies (described in the Compensation Peer Group section below), show the various balances our target opportunity mix achieved for our CEO compared to the balances achieved by the peer group:

Chief Executive Officer Target Opportunity Mix

Elements of Compensation
Salary 22%
Short-Term Incentive Bonus Target 26%
Total Long-Term Incentives 52%
Comparators
27%
25%
48%
At-Risk (Fixed vs. Variable)
Fixed 22%
At Risk 77%
Comparators
27%
73%
Short-Term vs. Long-Term
Short-Term 48%
Long-Term 52%
Comparators
52%
48%
Cash vs. Equity
Cash 48%
Long-Term 52%
Comparators
52%
48%

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2020 Named Executive Officers

Our Named Executive Officers for 2020 were:

Name	Age	Title
Thomas D. Brisbin	68	Chairman of the Board and Chief Executive Officer
Michael A, Bieber	52	President
Stacy B. McLaughlin(1)	39	Former Vice President and Chief Financial Officer
Daniel Chow	70	Chief Operating Officer
Adam C. Procell	53	Chief Strategy Officer
(1)	Ms. McLaughlin resigned from her position as Vice President and Chief Financial Officer, effective April 16, 2021.

Performance

Record $47 million generated from cash flow from operations in 2020

Awarded ~$150 million in contract revenue per year of California Investor Owned Utility Contracts

Proactive cost management at the onset of the Covid-19 pandemic to preserve profitability

During 2020, we believe we achieved important operational performance results and we proved that we could acquire new capabilities with acquisitions, combine and strategically cross sell those new capabilities and experience, and then win what we believe are the largest most complex contracts in our industry. We believe our growth model is repeatable and durable, so we plan to continue adding complementary skills to catalyze organic growth continuing on our growth trajectory that we have accomplished over the past four years, a period during which we have increased our stock price from $22.86 per share at the end of our 2016 fiscal year to $41.01 at the end of our 2020 fiscal year, an increase of approximately 79.4%. For fiscal year 2020, our stock price increased 31.2%.

During 2020, we generated $47 million in cash flow from operations, a Company record. At the onset of the Covid-19 pandemic, we were proactive and responded quickly on a cost management perspective to preserve profitability while continuing to compassionately manage our team of employees for their hard work in the most trying times. Willdan serves one of the most exciting markets in the world at one of the most exciting times. A cleaner, low carbon energy cycle is transforming our electric grid, buildings, industrial production and transportation networks. Willdan helps these clients evaluate new technical advances and implement cost effective solutions. We were awarded California Investor Owned Utility (“IOU”) contracts that, on a weighted average basis, represent approximately $150 million per year in incremental contract revenue in the next three to five years if we successfully execute the work.

2020 Say-on-Pay Vote and Executive Compensation Program

Willdan has a philosophy of direct, open, transparent, and frequent engagement with our stockholders. Throughout each year, our CEO, President, CFO, and VP of Investor Relations meet with institutional investors to discuss various matters, including long-term strategy, financial and operating performance, risk management, ESG practices, and executive compensation practices. Additionally, Debra Coy, our Board member with the greatest stockholder engagement experience, participated in several meetings. Overall, we contacted 71% of our institutional equity investor base, and spoke with stockholders representing approximately 40% of our institutional equity investor base, in addition to potential holders of our equity.

At the 2020 Annual Meeting, 54% of our stockholders approved our fiscal year 2019 executive compensation. In response to not achieving a higher level of support, management solicited stockholder feedback on various matters, including the Company’s corporate governance and executive compensation programs. In addition, between August 2020 and January 2021, we specifically reached out to stockholders that we did not meet with to discuss corporate

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governance and executive compensation. The Company found the most constructive feedback from ESG investors, many of whom are European-based. These European based funds have a particular focus on measuring our performance and related disclosure of ESG metrics. The feedback was instrumental in the Company publishing its inagural sustainability report in January 2021. Excluding index-funds, we have discussed this report with 100% of our top 15 stockholders. The Company’s 2020 Sustainability Report is available here. www.willdan.com under “Investors—Sustainability Report”.

During our meetings, stockholders expressed concerns related to our non-disclosure of our clawback policy and change in control policy as well as encouraged enhancing our disclosures related to the financial metrics for our executive short- and long-term incentive compensation programs. In considering the concerns of proxy advisors and stockholders and their feedback received, the CC responded by implementing several changes, including enhancing and providing additional disclosures. The table below provides a summary of the CC responsiveness.

equi
Issue	Proxy Advisor and /or Stockholder Concerns	Stockholder Feedback	Changes/Actions
Clawback Policies	No clawback policy disclosed; clawback was not applicable to both cash and equity bonus compensation	Governance best practices include disclosure of policy and clawback policy that gives company ability to claw back both cash and equity	Disclosed rigorous equity clawback policy; adopted cash bonus clawback policy due to shareholder feedback
Annual Incentive Plan	Company is silent on metrics, goals and payout formula related to incentive plan and reasoning for changes to payout levels	Provide additional disclosure on the short-term compensation metrics to explain inconsistent payouts and reasoning for changes in annual payout levels	Disclosed metrics, goals, bonus pool payout formula to provide rigor linking pay with performance
Change in Control	No rigorous change in control policy disclosed	Improve change in control disclosures	Disclosed our change in control policies and practices
Stock Ownership Guidelines	No stock ownership requirements, including executive and non-employee directors	Encourage the Company to require stock ownership guidelines for executive management and non-employee directors of the Company

In 2020, the CC adopted management and non-employee director stock ownership guidelines with compliance to be within three years. Guideline includes 5x of base salary CEO; 3x base salary President; 1x base salary remaining Section 16 Officers ; and $115,000 minimum value in stock holdings for non-employee directors

Peer Group Disclosure	No compensation peer group disclosed	Enhance disclosure around compensation peer group selected for compensation and the factors considered in their selection	Disclosed our compensation peer group which has been provided every two years by a third-party consultant hired by the CC

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equi
Issue	Proxy Advisor and /or Stockholder Concerns	Stockholder Feedback	Changes/Actions
Sustainability and Impact Reporting	No annual sustainability or impact report provided by the Company despite its core focus on providing energy savings and carbon mitigating measures	Provide sustainability metrics focused on environmental, social, and governance (“ESG”) factors	Published 2020 Sustainability Report. See www.willdan.com under “Investors—Sustainability Report”

Based on shareholder feedback during 2020, the CC adopted management stock ownership guidelines for executives and non-employee directors to further align the interests of executives with those of stockholders. All officers and non-employee directors have three years from taking their positions to comply with these guidelines. All executive officers and directors are currently in compliance with these guidelines as of the date of this Proxy Statement.

Position	Unit Measure	Factor	Years to Achieve Compliance	In Compliance as of 3/16/2021?
CEO	Base Salary	5x	3	Yes
President	Base Salary	3x	3	Yes
Section 16 Officers	Base Salary	1x	3	Yes
Non-employee Directors	Minimum holding $115,000 in stock value	Not Applicable	By end of three years of service	Yes

Management

The following table sets forth the names, ages and positions of our current executive officers, as of the date of this Proxy Statement:

			Years in	Years at
Name	Age	Title	Position @	Willdan @
			FYE 2020	FYE 2020
Thomas D. Brisbin	68	Chairman of the Board and Chief Executive Officer	13(a)	13
Michael A. Bieber	52	President	4	6
Creighton K. Early	68	Vice President and Chief Financial Officer	N/A	5(b)
Daniel Chow	70	Chief Operating Officer	4	12
Micah Chen	49	General Counsel	3	4
Adam C. Procell	53	Chief Strategy Officer	1	2(c)
Paul Whitelaw	49	Senior Vice President, Business Development	3	24
(a)	Dr. Brisbin became Chief Executive Officer on 2007 and became Chairman of the Board in November 2016
(b)	Mr. Early was appointed Vice President and Chief Financial Officer effective April 16, 2021 with Ms. McLaughlin’s resignation from such position on April 16, 2021
(c)	Mr. Procell’s tenure with Willdan was calculated from the date of Willdan’s acquisition of Lime Energy in November 2018

Biographical information concerning Dr. Brisbin is set forth above under the caption “Directors”

Michael A. Bieber was appointed as our President in November 2016.  Previously, Mr. Bieber was Senior Vice President, Corporate Development from December 2014 to November 2016.  Prior to that, he served as Senior Vice President at Tetra Tech, where he served in a number of leadership roles for over 18 years.  From March 2007 to December 2014, Mr. Bieber managed Tetra Tech’s mergers and acquisitions and investor relations functions, overseeing over fifty acquisitions.  From 2005 to 2007, Mr. Bieber managed Tetra Tech’s corporate business development group, where he was responsible for overseeing internal business development, marketing and communications.  From January 2000 to December 2014, Mr. Bieber also worked in Tetra Tech’s investor relations group.  From 1996 to 2000, he was a proposal manager in Tetra Tech’s corporate marketing group.  From 1994 to 1996, he served at CRC, Inc., and its successor, as a

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strategic business development consultant to large defense, infrastructure and environmental firms.  Prior to 1994, Mr. Bieber worked for IT Corporation (now CB&I) where he served as project manager and engineer on government nuclear and commercial environmental projects.  Mr. Bieber holds a B.S. degree in Civil Engineering from the Tennessee Technological University.

Creighton K. Early was appointed our Vice President and Chief Financial Officer, effective April 16, 2021. Mr. Early previously served as Executive Vice President of Willdan Energy Solutions and as Chief Financial Officer of various subsidiaries of the Company from December 2015 until his appointment to Vice President and Chief Financial Officer. Mr. Early has also served as a member of the Board of Directors of H.W. Lochner, Inc., a private company, since April 2016, and has served as the Chairman of its AC since February 2021. Prior to joining us, Mr. Early served as Chief Financial Officer of both public and privately held companies, including three years with Infrastructure & Energy Alternatives LLC, a renewable energy construction company. He also previously spent 14 years at Earth Tech, Inc., a multinational infrastructure company, including serving as its Chief Financial Officer and as the President of its Global Water Management Division. Mr. Early holds a B.S. in Business Administration from Ohio State University and an M.B.A. from the University of Michigan.

Daniel Chow was appointed our Chief Operating Officer in November 2016.  Mr. Chow also continues to serve as President and Chief Executive Officer of Willdan Energy Solutions, which position he has held since August 2016, and as President and Chief Executive Officer of Willdan Engineering, which position he has held since December 2008.  Prior to joining us, Mr. Chow was the Vice President of AMEC Earth & Environmental, Inc., a subsidiary of AMEC plc, a global provider of high value consultancy, engineering and project management services to the energy, power and process industries, from April 2004 to December 2008.  Prior to AMEC, Mr. Chow worked at Tetra Tech EM Inc. (formerly PRC Environmental Management, Inc.) for over 20 years and held various senior management positions, including Vice President of US operations. Mr. Chow received his B.Sc. in Mechanical Engineering from Tennessee Technological University and his Master’s Degree in Environmental Engineering from Illinois Institute of Technology. He is a registered professional engineer in the state of Illinois and Guam.

Paul M. Whitelaw was appointed our Senior Vice President, Business Development in March 2018.   In this capacity, Mr. Whitelaw leads our business development efforts.  Mr. Whitelaw has been with us since 1996 beginning with Willdan Financial Services, and taking on increasing responsibility and managerial oversight with each promotion over the last 24 years.  Prior to his role in national strategic development, Mr. Whitelaw was the Senior Vice President of Business Development for Willdan Energy Solutions’ western region from 2015 to 2017.  Before focusing exclusively on business development, Mr. Whitelaw was the Regional Vice President for Willdan Energy Solutions’ western region from 2012 to 2015.  Mr. Whitelaw is a member of the Board of Directors of the California Efficiency and Demand Management Council. Mr. Whitelaw holds a B.A. in Chemistry from Point Loma Nazarene University and a Master’s in Business Administration from the University of California, Irvine.

Micah H. Chen was appointed our General Counsel in March 2018.  Previously, Mr. Chen was our Legal Counsel from July 2017 to March 2018.  Prior to joining us, Mr. Chen held various management positions at Aon Corporation’s Construction Services Group for nearly 10 years. From January 2016 to July 2017, Mr. Chen served as Managing Director and Senior Vice President of Aon Corporation.  In this role, Mr. Chen was responsible for the group’s Account Executive practice for the West Region.  From November 2008 to January 2016, Mr. Chen served as Senior Vice President of Aon Corporation. In this role, he provided risk management consultation and assisted in the evaluation and development of comprehensive risk management programs to many Top 100 Engineering-News Record clients, general contractors and multibillion-dollar commercial construction projects.  Mr. Chen received his B.A. in International Economics from the University of California, Los Angeles and his J.D. from Western State University, School of Law.

Adam C. Procell was appointed our Chief Strategy Officer in June 2020.  Prior to his appointment, he served as President of the Lime Energy Business Unit of Willdan. Before our acquisition of Lime Energy in 2018, Mr. Procell served as Lime Energy’s President and CEO from 2013 to 2018, and as the President of the Utility Program Business Unit from 2009 to 2013. He previously worked for 12 years at AECOM Technology Corporation in a variety of leadership positions, where he led the development and implementation of more than $2 billion of clean energy programs.  Prior to AECOM, Mr. Procell held roles in engineering and project management for the energy efficiency divisions of Siemens Building Technologies and DNV GL.  Mr. Procell holds a B.S. in Interdisciplinary Engineering & Management from Clarkson University.

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Material Litigation

There are currently no ongoing material proceedings in which any director or executive officer is a party adverse to the Company or any of its subsidiaries, or in which any director or executive officer has a material interest adverse to the Company or any of its subsidiaries.

Code of Ethics

The Company expects that all of its directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of the Company and will act in the best interests of the Company. The Company has adopted a Code of Ethical Conduct, which provides principles of conduct and ethics for the Company’s directors, officers and employees, including employees of the Company’s subsidiaries. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Rules. This Code of Ethical Conduct is available on the Company’s website at www.willdan.com under “Investors—Corporate Governance—Governance Documents” and is also available in print, without charge, to any stockholder who requests a copy by writing to our Secretary at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. To the extent required by rules adopted by the SEC and the Nasdaq Stock Market, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors on our website at www.willdan.com under “Investors—Corporate Governance.”

Executive Compensation Program Objectives and Philosophy

Executive pay leveraged more to performance and long-term incentives versus peer group median Align executive’s pay with long term interests of stockholders

Our executive compensation program’s primary objective is aligning our executives’ pay with the long-term interests of our stockholders. The program is designed to provide a lower base compensation versus the peer group median combined with a higher percentage of compensation at risk, and a higher percentage of compensation derived in equity. Cash bonuses and long-term equity incentives are the elements of our executive compensation program that are “at risk”, are designed to reward performance and align with stockholders in creating long-term value. Overall, we target to reward short and long-term financial, strategic and operational performance, while facilitating the Company’s need to attract, motivate, develop and retain highly-qualified executives who are critical to our long-term success.

Our Company’s short-term bonus pool is formula driven and is funded based on the product of earnings, an organic growth factor, and a days sales outstanding factor:

Bonus Pool = [(25% of earnings > 6% of revenue) x (Organic Growth Factor) x (DSO Factor)]

■	Earnings – expressed as the Company’s operating earnings before interest, taxes, amortization and bonus.
■	Organic Growth Factor – the organic growth factor expressed as organic revenue growth year-over-year. The organic growth factor is defined as one plus/minus 2x and the organic growth rate.
o	For example, if organic revenue growth is 20%, the organic growth factor would be 1+(2 x 0.2) = 1.40. If organic revenue growth rate was negative 20%, the organic growth rate factor would be 1+(2 x -0.2) = 0.6
■	Days Sales Outstanding (DSO) Factor – the DSO factor is calculated based on a mid-point of 70 days and is expressed as one minus the percentage lower or higher than 70 days.
o	For example, if the DSO was 65 days, the DSO would be 1-((65-70)/70) = 1.07. If the DSO was 85 days, the DSO factor would be 1-((85-70)/70) = 0.79.

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Our executive compensation philosophy is to:

■	Align the long-term interests of our executives with those of the stockholders;
■	Attract, motivate, reward, and retain the top contributors upon whom, in large part, our success depends;
■	Be competitive with compensation programs for companies of similar size and complexity with whom we compete for talent, including direct competitors;
■	Provide compensation based upon the short-term and long-term performance of both the individual executive and the Company; and
■	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and individual goals.

In structuring our executive compensation arrangements, our CC considers how each compensation element fits within our overall philosophy of long-term shareholder value. Our compensation program is comprised of three elements:

■	Base Salary – primarily intended to attract and retain top contributors. We believe that in order to attract and retain top executives, we need to provide our executive officers with compensation levels that reward their continued service and are competitive;
■	Annual Cash Bonus – the performance cash bonuses are primarily intended to motivate the Named Executive Officers to achieve our short-term performance objectives. The cash bonus pool is formula driven based on organic growth, earnings and cash flow metrics; and
■	Long-Term Equity-Based Incentive Compensation – primarily intended to align our Named Executive Officers’ long-term interests with stockholders’ long-term interests.

We also provide 401(k) retirement benefits and, in some cases, severance benefits to our executive officers, including the NEOs.

As described in more detail below, our CC determined to introduce performance-based equity awards into our executive compensation program in 2018. Starting with the year 2019, nearly all of the long-term equity incentive awards granted to our Named Executive Officers were granted in the form of performance-based restricted stock units (“PBRSUs”), other than to Mr. Procell, who was also granted time-based long-term incentive awards.

Under our PBRSU design, 50% of each award will vest based upon our Adjusted EBITDA performance over a two-year performance period (“EBITDA Units”), and the remaining 50% of each award will vest based upon our adjusted diluted earnings per share performance over two-year performance period (“EPS Units”). We believe Adjusted EBITDA and earnings per share-based metrics are critical to measuring the growth in our business, and we believe that successful Adjusted EBITDA and earnings per share growth will lead to the creation of long-term value for our stockholders.

Consistent with prior years, the adjusted EBITDA and EPS performance goals, which are established for purposes of measuring performance and dictate the vesting thresholds for performance-based equity awards, were pre-established and approved by the Board prior to the beginning of the performance period – that is, the goals for the performance-based equity awards granted in fiscal 2020 were based on a previously approved business plan. These goals are fixed and are not changed over the performance period of the award.

We must achieve a 10% growth rate for the threshold number of EBITDA Units and EPS Units to vest for any performance year. The CC determined to move away from its historical practice of granting only time-based equity awards and introduced the PBRSUs in 2018 in order to further align the interests of our executives with those of stockholders by strengthening the relationship between executive pay and our performance against two critical performance metrics that we believe will drive value creation for our stockholders.

Role of the Compensation Committee

Pursuant to its charter, the CC of our Board has the authority to determine the amount of compensation given to each of the Named Executive Officers. The CC implements our executive compensation philosophy, and is responsible for administering our equity compensation plans, including approving grants of awards under the plans. In performing its

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duties, the CC is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other Named Executive Officers. All of the members of the CC are independent directors.

The elements of our executive compensation program were each approved by the CC. None of the Named Executive Officers is a member of the Compensation Committee or, except for recommendations made by our Chief Executive Officer with respect to the compensation of the other Named Executive Officers, had any role in determining the compensation of the Named Executive Officers.

The CC is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the Named Executive Officers). In 2020, the CC hired Willis Towers Watson to evaluate and compare the compensation practices for executive management and the Board. The CC was directly responsible for the appointment, compensation and oversight of Willis Towers Watson and, at the time of their appointment, assessed the independence of Willis Towers Watson pursuant to applicable SEC and Nasdaq Rules and concluded that no conflict of interest existed with respect to such consultant’s services to the CC. Willis Towers Watson reported only to the CC and did not perform any other services for us.

Compensation Peer Group

As part of their work for the CC, Willis Towers Watson provided the CC with general compensation studies in 2017 and 2018 and again in 2020. These studies used publicly disclosed data from companies similar to Willdan considering various metrics, including annual revenue, operating results, market capitalization, and business complexity. In conjunction with their 2020 study, Willis Towers Watson advised the CC regarding the construction of our customized compensation peer group provided in the table below.

COMPENSATION PEER GROUP
▪ Ameresco, Inc. ▪ Charah Solutions, Inc. ▪ Cypress Environmental Partners, L.P. ▪ Exponent, Inc. ▪ Hill International, Inc.	▪ Limbach Holdings, Inc. ▪ NV5 Global, Inc. ▪ RCM Technologies, Inc. ▪ Resources Connection, Inc.

The CC then compared the compensation of Willdan’s executive management with similarly situated executives of those companies and used this comparative compensation information as a reference point when setting compensation levels for 2020. In setting compensation levels for 2020, our CC also considered each executive’s level of responsibility and performance for the overall operations of the Company, historical Company practices, long-term market trends, internal pay equity, expectations regarding the individual’s future contributions, our own performance and budget considerations.

Role of Shareholder Say-on-Pay Votes

Responsive to ISS Stockholder Concerns and Feedback Disclosure of our rigorous equity clawback policy Disclosure of our change in control policies and practices

The Company annually offers stockholders the opportunity to cast an advisory vote on our executive compensation program. This annual vote is known as the “say-on-pay” proposal. At our annual general meeting in 2020, approximately 54% of votes cast were in favor of our executive compensation program in 2019. We value our stockholders' opinions about our governance policies and practices, and we actively solicit input through our stockholder engagement program. In advance of the Annual Meeting, we proactively contacted our largest institutional stockholders, representing a majority of our then-outstanding shares, to solicit their views on our corporate governance and executive compensation programs. We welcome feedback on our corporate governance program that this active and ongoing engagement with stockholders provides.

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Executive Compensation Program Elements

Base Salaries

We pay each Named Executive Officer a base salary to provide each executive with a minimum, fixed level of cash compensation. Decisions regarding increases to base salaries are made at the discretion of our CC. In reviewing base salary levels for our Named Executive Officers, our Compensation Committee primarily considers and assesses the following factors: the base salaries paid by our peer group companies to their similarly situated executives, each Named Executive Officer’s current base salary, their job responsibilities, leadership and experience, value to our Company and the recommendations of our President and Chief Executive Officer (other than with respect to his own compensation).

In early March 2020, the CC approved base salary increases for Dr. Brisbin, Mr. Bieber, Ms. McLaughlin, and Mr. Chow to recognize their leadership and experience and incorporate the recommendations from a third party compensation consultant benchmarking study. In late March, due to the Covid-19 pandemic and as previously described, salaries were reduced up to 75% for NEO’s. Thus, the base salaries at the end of 2020 described in the table are higher than the base salaries actually paid to NEO’s in 2020.

Named Executive Officer	Base Salary at end of 2019	Base Salary at end of 2020
Thomas D. Brisbin	$448,473	$505,003
Michael A. Bieber	$390,389	$440,003
Stacy B. McLaughlin	$219,926	$240,011
Daniel Chow	$290,198	$310,003
Adam Procell	$370,781	$370,781

Annual Bonuses

We determined to award performance-based cash bonuses to all of our NEO’s, except Mr. Procell, in 2020. The CC determined the amount of each executive’s bonus at its discretion, based on peer group comparable data, past practices and individual performance. The compensation bonus pool is funded based 100% on Company performance related to business metrics and the formula outlined above.

In determining the amount of each executive’s 2020 bonus, the CC used third party benchmarking studies and primarily considered bonus pool size limitations, each executive’s level of responsibility and performance, contribution to the success of the business, strategic impact, retention risk, internal pay equity, and the recommendations of our Chief Executive Officer (other than with respect to his own compensation) in allocating the bonus pool. CC also evaluated each executive’s individual performance during 2020 and efforts to lead the Company through the challenges of the Covid-19 pandemic (with input from our CEO for the other NEOs).

In addition, the CC hired Willis Towers Watson, a third-party compensation consultant to benchmark total direct compensation for Mr. Brisbin and Mr. Bieber.

Long-Term Equity Awards

Our long-term equity-based incentive plan permits us to award all types of incentive awards, including incentive or nonqualified options, stock appreciation rights, stock bonuses, restricted stock, stock units, performance stock, phantom stock, dividend equivalents and other forms of awards.

As noted above, our CC determined to introduce PBRSUs into our executive compensation program in 2018. Starting with 2019, nearly all of the long-term equity incentive awards granted to our Named Executive Officers were granted in the form of PBRSUs (other than to Mr. Procell, who was also granted time-based long-term incentive awards that vest over three years in annual installments).

In determining the level of awards granted to each of the Named Executive Officers, our CC primarily took into account the executive’s level of responsibility and performance for the overall operations of the Company, internal pay equity, historical Company practices, each executive’s performance, and budget considerations. The CC also considered the compensation paid by our peer group companies described above to similarly situated executives.

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As described above, under our PBRSU design, 50% of each award will vest based upon our Adjusted EBITDA performance over a two-year performance period (“EBITDA Units”), and the remaining 50% of each award will vest based upon our earnings per share performance over a two-year performance period (“EPS Units”).

The chart below shows the adjusted EBITDA growth rate that we must achieve in order to satisfy the threshold, target and maximum performance levels for each year in the performance period (each, a “Performance Year”), and the corresponding percentage of the target number of EBITDA Units related to that Performance Year eligible to vest. Results between the points in the chart will be interpolated on a linear basis. If the threshold performance level is not achieved for any Performance Year, all of the EBITDA Units related to that Performance Year will be forfeited.

Performance	Adjusted EBITDA Growth Rate Achieved	% of Target EBITDA Units Vesting
Threshold	<10%	0%
Target	20%	100%
Maximum	30%	250%

Growth rate achieved between performance levels is interpolated on a linear basis for EBITDA Unit vesting.

In general, an equal number of EBITDA Units are eligible to vest based on the Company’s adjusted EBITDA growth as of the end of each Performance Year, generally subject to the executive’s continued employment through the end of the applicable Performance Year. For purposes of the EBITDA Units, adjusted EBITDA means the Company’s net income (loss) for the applicable Performance Year as determined in accordance with GAAP, plus (1) interest expense (loss), (2) income tax expense (benefit), (3) stock-based compensation, (4) interest accretion, (5) depreciation and amortization, and (6) plus or minus the effect of any extraordinary item or extraordinary transaction. For purposes of setting the adjusted annual EBITDA goals, the baseline was the adjusted EBITDA forecast for 2017 of $20,100,000, compounded each year since then.

For the 2020 Performance Year, we achieved an actual EBITDA growth rate in excess of 10% but below 20%, which resulted in each NEO being vested 94% of his or her target number of EBITDA Units for the 2020 Performance Year.

In general, an equal number of EPS Units are eligible to vest based on the Company’s EPS growth as of the end of each Performance Year, generally subject to the executive’s continued employment through the end of the applicable Performance Year.  For purposes of the EPS Units, EPS means the Company’s trailing three year numerical average diluted earnings per share for the applicable Performance Year as determined in accordance with GAAP, before stock compensation expense net of tax, plus or minus the effect of any extraordinary item or extraordinary transaction.

The chart below shows the EPS growth rate that we must achieve in order to satisfy the threshold, target and maximum performance levels for each Performance Year, and the corresponding percentage of the target number of EPS Units related to that Performance Year eligible to vest. Results between the points in the chart will be interpolated on a linear basis. If the threshold performance level is not achieved for any Performance Year, all of the EPS Units related to that Performance Year will be forfeited.

	EPS Growth Rate	% of Target EPS Units
Performance	Achieved	Vesting
Threshold	<10%	0%
Target	20%	100%
Maximum	30%	250%

Growth rate achieved between performance levels is interpolated on a linear basis for EPS Unit vesting

For the 2020 Performance Year, we achieved an actual EPS growth rate in excess of 30%, which resulted in each NEO being vested in 250% of his or her target number of EPS Units for the 2020 Performance Year.

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Rigorous Change in Control Definition

For purposes of long-term equity incentive and PBRSUs, a “Change in Control” of the Company shall be deemed to have occurred if a consummation of any of the following events occurs:

(i)	Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (an “Acquiring Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Company;
(ii)	Consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or surviving entity outstanding immediately after such merger or consolidation;
(iii)	Consummation of a sale or other disposition by the Company of all or substantially all of the Company’s assets;
(iv)	During any period of two (2) consecutive years (beginning on or after the date of grant), individuals who at the beginning of such period constitute the Board and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the Board; provided, however, in no event shall any acquisition of securities, a change in the composition of the Board or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to the Company, or a liquidation under the Bankruptcy Code, constitute a Change in Control. In addition, a Change in Control shall not be deemed to have occurred in the event of a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company, or any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

Potential Vesting Upon Change in Control

If a Change in Control occurs after the date of grant and prior to the end of any performance period, on the date of the consummation of such Change in Control, the number of PBRSUs that shall be eligible to vest (the “Contingently Vested Units”) shall be calculated as follows: (i) with respect to the pending performance period in-progress at the time of the Change in Control, the greater of (with the EPS Units and EBITDA Units being evaluated separately and not in the aggregate) (A) the target number of EPS Units or EBITDA Units associated with such performance period and (B) the number of EPS Units or EBITDA Units that become earned based on actual performance (assuming the last day of such performance period is the date of the consummation of such Change in Control, with the CC to make such appropriate pro-rating adjustments to the performance metrics as shall be necessary to reflect the shortened performance period), plus (ii) with respect to any performance period(s) remaining that have not commenced, the greater of (with the EPS Units and EBITDA Units being evaluated separately and not in the aggregate) (X) the target number of EPS Units or EBITDA Units associated with such performance period(s) and (Y) the average number (measured as a percentage of target) of EPS Units or EBITDA Units that have become earned based on actual performance for all performance periods that have been completed (and are not in-progress) as of the date of the Change in Control.  Any PBRSUs that are not Contingently Vested Units as of the date of the consummation of such Change in Control shall automatically terminate without consideration as of such date.

The Contingently Vested Units shall become earned and vested on the first anniversary date of the consummation of such Change in Control, subject to the employee’s continued employment or service with us (or any successor) through such date; provided, however, that if the employee’s employment or service is terminated (i) by us (or any successor) without “cause”, (ii) by the employee for “good reason”, or (iii) due to the employee’s death or “disability”, in each case, prior to such first anniversary of the Change in Control, the Contingently Vested Units shall become earned and vested on such termination date. Any Contingently Vested Units that do not vest pursuant to the preceding sentence shall automatically terminate without consideration on such termination date.

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Severance

Dr. Brisbin and Mr. Chow are employed pursuant to employment agreements or offer letters that provide specified levels of severance benefits if the executive’s employment is terminated by us without “cause” or, in the case of Dr. Brisbin, by the executive for a “good reason.” The level of each executive’s severance benefits was negotiated and established in connection with the executive’s entry into his employment agreement or offer letter, and has been determined to be appropriate by the CC based on the executive’s level of responsibility and performance for the overall operations of the Company, long-term market trends, and budget considerations. Severance benefits for Dr. Brisbin are based on a multiple of “2x” his base salary and severance benefits for Mr. Chow are based on a multiple of “0.25x” base salary (or three months of base salary in total). Severance benefits for Dr. Brisbin also includes payment of the executive’s target bonus for the year of termination of employment.

Ms. McLaughlin, Mr. Bieber and Mr. Procell are not party to employment agreements or offer letters with us that provide for the payment of severance benefits for any type of termination of employment.

We entered into a separation agreement with Ms. McLaughlin in connection with her resignation, effective April 13, 2021 (the “Separation Agreement”). Pursuant to the Separation Agreement, for a period of six (6) months, Ms. McLaughlin will provide the Company with consulting transition services. In consideration of Ms. McLaughlin’s consulting transition services and her release of claims in favor of the Company, the Company will provide Ms. McLaughlin the following benefits: (i) base salary continuation for the lesser of 15 months or the date Ms. McLaughlin commences comparable full-time employment (up to $300,013.78, subject to tax withholding and other authorized deductions), beginning on the payroll date following Ms. McLaughlin’s execution of the Separation Agreement; (ii) $5,000 for legal fees incurred by Ms. McLaughlin in connection with the negotiation and drafting of the Separation Agreement; (iii) payment of Ms. McLaughlin’s healthcare premiums pursuant to the Consolidated Omnibus Budget Reconciliation Act at the same or reasonably equivalent coverage level as in effect on April 16, 2021, for the lesser of 15 months or the date Ms. McLaughlin becomes covered under a new employer’s benefit arrangements; and (iv) acceleration of Ms. McLaughlin’s outstanding PBRSUs at target, such that all of Ms. McLaughlin’s PBRSUs will be fully vested as of April 16, 2021.

None of our Named Executive Officers is entitled to receive any automatic “single trigger” equity acceleration, as our equity awards will only vest in connection with a change in control of the Company if they are not substituted or assumed in connection with the transaction. Please see the introductory section above for the definition of a change in control that applies to our equity awards, which we believe is a rigorous change in control definition. The treatment of PBRSUs in a change in control is also described above.

No Named Executive Officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Code. Instead, our 2008 Performance Incentive Plan generally provides that awards or payments under the 2008 Plan are automatically “cut back” in such circumstances in order to avoid triggering these excise taxes.

Other Benefits

While they are employed with us, we provide our Named Executive Officers with retirement benefits under our 401(k) Plan, participation in our medical, dental and insurance programs and vacation and other holiday pay, all in accordance with the terms of such plans and programs in effect from time to time and substantially on the same terms as those generally offered to our other employees.

Clawback Policy

The Company has a comprehensive clawback policy applicable to both short-term cash-based performance bonuses and long-term equity-based compensation. If our Company is required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirements under the securities laws, then each executive officer must return to us, or forfeit if not yet paid, a specified amount. The amount is any payment received with respect to any short-term cash-based performance bonuses and any award under our 2008 Plan during the three-year period preceding the date on which our Company is required to prepare the accounting restatement based on the erroneous data less what would have been paid to the executive officer under the accounting restatement as determined by the Compensation Committee.

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Policy with Respect to Section 162(m)

Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former Named Executive Officer that exceeds $1.0 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the CC under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1.0 million deductibility limit.

As one of the factors in its consideration of compensation matters, our Compensation Committee notes this deductibility limitation. However, our CC has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).

Compensation Committee Interlocks and Insider Participation

The Board’s CC consists of Ms. Coy and Messrs. Holdsworth, McEachern and Shahidehpour. None of the members of our CC has at any time been one of our officers or employees, nor has any member of our CC had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves, or in the past year has served, as a member of the board of directors or the CC of any entity that has one or more executive officers who serve on our Board or CC.

Compensation Committee Report

The CC of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the CC recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee of the Board

Raymond W. Holdsworth (Chair)
Debra G. Coy
Douglas J. McEachern
Mohammad Shahidehpour

The foregoing Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

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Compensation of Named Executive Officers

Summary Compensation Table – Fiscal 2020, Fiscal 2019, Fiscal 2018

The following table presents information regarding compensation during FY 2020, FY 2019, and FY 2018 of our named executive officers (the “Named Executive Officers”). The Named Executive Officers include our principal executive officer, principal financial officer, and our three other most highly compensated executive officers.

				Stock	Option	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Thomas D. Brisbin(5)	2020	418,933	575,000	1,183,022	—	14,008	2,190,963
Chairman of the Board	2019	448,473	325,000	1,810,985	—	13,800	2,598,258
and Chief Executive Officer	2018	390,389	365,000	1,722,685	1,601,113	13,800	4,092,987

Michael A. Bieber	2020	364,913	475,000	899,093	—	3,750	1,742,756
President	2019	390,389	250,000	1,376,361	—	3,750	2,020,500
	2018	340,390	150,000	1,168,963	320,223	3,750	1,983,326

Stacy B. McLaughlin(6)	2020	217,951	70,000	165,633	—	4,250	457,834
Former Vice President and	2019	219,926	60,000	253,541	—	21,559	555,026
Chief Financial Officer	2018	194,709	60,000	246,101	—	4,250	505,060

Daniel Chow	2020	259,109	80,000	212,939	—	9,360	561,408
Chief Operating Officer	2019	290,198	70,000	325,968	—	9,240	695,406
	2018	266,161	70,000	307,621	—	10,770	654,552

Adam C. Procell	2020	346,539	—	460,990	—	4,750	812,279
Chief Strategy Officer

(1)	The amounts reported under “Bonus” for fiscal 2020, 2019 and 2018 include performance bonuses paid for fiscal 2020, 2019 and 2018.
(2)	The amounts reported under “Stock Awards” for fiscal 2020, 2019 and 2018 represent the aggregate grant date fair value of performance based restricted stock units granted to Named Executive Officers during fiscal 2020, 2019 and 2018 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of restricted stock awards and performance-based restricted stock units contained in Note 10 (Stockholders’ Equity) to our consolidated financial statements, included as part of our 2020 Annual Report filed on Form 10-K. The EBITDA Units and EPS Units are valued based on the probable outcome of the applicable performance conditions as determined on the grant date. If we achieve the highest level of performance under the EBITDA Units and EPS Units, the total grant date fair value for the EBITDA Units and EPS Units would increase to the following amounts: Dr. Brisbin $2,957,555; Mr. Bieber $2,247,733; Ms. McLaughlin $414,083; Mr. Chow $532,348; and Mr. Procell $567,475.
(3)	The amounts reported under “Option Awards” represent the aggregate grant date fair value of option awards granted to our Named Executive Officers (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of stock option awards contained in Note 10 (Stockholders’ Equity) to our consolidated financial statements, included as part of our 2020 Annual Report filed on Form 10-K.
(4)	The amounts reported under “All Other Compensation” for fiscal 2020 and 2019 include $3,000 in matching contributions made by us for each of our Named Executive Officers and, other than Mr. Bieber, Ms. McLaughlin and Mr. Procell, automobile allowances paid to them or use of a company vehicle. The remaining balance of the amounts under “All Other Compensation” for Ms. McLaughlin for 2019 represents cashing out of accumulated paid-time-off. The amounts reported under “All Other Compensation” for 2018 include $3,000 in matching contributions made by for each of our Named Executive Officers and, other than Mr. Bieber and Ms. McLaughlin, automobile allowances paid to them or use of a company vehicle.
(5)	Dr. Brisbin served on the Board during each of fiscal 2020, 2019 and 2018. As an employee-director, Dr. Brisbin did not receive additional compensation for his services as a director.
(6)	Ms. McLaughlin resigned as our Vice President and Chief Financial Officer, effective April 16, 2021.

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Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in each applicable fiscal year. As described in the “Compensation Discussion and Analysis” section above, the primary elements of each Named Executive Officer’s total compensation reported in the table for 2020 are base salary, performance bonus and a long-term equity incentive award consisting of EBITDA Units and EPS Units. Named Executive Officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in footnote (4) to the table.

The Summary Compensation Table should be read in conjunction with the “Compensation Discussion and Analysis” section above and the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer’s employment agreement, if any, is provided immediately following this paragraph.

Description of Employment Agreements, Salary and Bonus Amounts

On May 3, 2011, we entered into an amended and restated employment agreement with Dr. Brisbin. This employment agreement provides for “at-will” employment and does not include a specified term. This agreement provides for Dr. Brisbin to receive a base salary and an annual incentive bonus as determined by the CC. The annual target bonus for Dr. Brisbin under this agreement is 100% of his annual base salary. Dr. Brisbin is also entitled to participate in benefit plans made available to our employees generally.

On October 29, 2008, we entered into an offer letter with Mr. Chow. The letter provides that Mr. Chow’s employment is on an “at-will” basis and for his initial base salary to be $205,000 per year (which has been subsequently increased to approximately $310,003 per year).

On December 17, 2014, we entered into an offer letter with Mr. Bieber. The letter provides that Mr. Bieber’s employment is on an “at-will” basis and for his initial base salary to be $270,000 per year (which has been subsequently increased to approximately $440,003 per year).

The Company has not entered into an employment agreement or offer letter with Ms. McLaughlin or Mr. Procell.

The provisions of these agreements relating to severance benefits following a termination of the Named Executive Officer’s employment are described below under “Potential Payments Upon Termination or Change in Control.”

Grants of Plan-Based Awards in Fiscal 2020

The following table presents information regarding the equity incentive awards granted to Named Executive Officers during fiscal 2020 under the 2008 Plan. Please see the “Compensation Discussion and Analysis” section above for a description of the material terms of the awards.

		Estimated Future Payouts Under Equity			All Other Stock
		Incentive Plan Awards			Awards		Grant Date Fair Value
					Number of Shares		of Options Awards
	Grant	Threshold	Target	Maximum	Of Stock or Units		and Stock Awards
Name	Date	(#)	(#)	(#)	(#)		($)
Thomas D. Brisbin	3/2/2020	1	38,162	95,405			1,183,022
Michael A. Bieber	3/2/2020	1	29,003	72,508			899,093
Stacy B. McLaughlin	3/2/2020	1	5,343	13,358			165,633
Daniel Chow	3/2/2020	1	6,869	17,173			212,939
Adam C. Procell	3/2/2020	1	2,290	5,725			70,990
	6/10/2020				15,000	(2)	390,000

(1)	Consists of 50% EBITDA Units and 50% EPS Units that vest over a period of two years subject to the achievement of the applicable performance requirements.
(2)	Mr. Procell was granted a time-based long term incentive award of 15,000 restricted shares vesting in equal annual installments over three years.

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Outstanding Equity Awards at Fiscal 2020 Year-End

The following table presents information regarding the outstanding option and restricted stock or unit awards held by each Named Executive Officer as of January 1, 2021.

	Options Awards					Stock Awards
									Equity		Equity
									Incentive		Incentive
									Plan Awards:		Plan Awards:
											Market or
									Number of		Payout Value
	Numbers of	Number of							Unearned		of Unearned
	Securities	Securities				Number of	Market Value		Shares, Units		Shares, Units
	Underlying	Underlying				Shares or Units	of Shares or		or Other		or Other
	Unexercised	Unexercised		Option		of Stock that	Units of Stock		Rights That		Rights That
	Options	Options		Exercise	Option	Have Not	That Have Not		Have Not		Have Not
	Exercisable	Unexercisable		Price	Expiration	Vested	Vested		Vested		Vested
Name	(#)	(#)		(#)	Date	(#)	($)		(#)		($)
Thomas D. Brisbin	25,000	—		4.01	6/6/2021	—	—		—		—
	50,000	—		7.13	6/6/2024	—	—		—		—
	50,000	—		13.91	6/5/2025	—	—		98,155	(2)	2,153,521
	100,000	—		16.27	11/3/2026	—	—		70,107	(3)	2,263,739
	83,333	41,667	(1)	31.73	9/4/2028	—	—		95,405	(4)	2,957,555

Michael A. Bieber	100,000	—		13.49	12/31/2024	—	—		—		—
	25,000	—		13.91	6/5/2025	—	—		—		—
	25,000	—		9.13	3/10/2026	—	—		—		—
	50,000	—		16.27	11/3/2026	—	—		66,600	(2)	1,461,204
	16,667	—		28.19	3/8/2027	—	—		53,283	(3)	1,720,492
	16,667	8,334	(1)	31.73	9/4/2028	—	—		72,508	(4)	2,247,733

Stacy B. McLaughlin	1,667	—		14.01	11/5/2024	—	—		—		—
	10,000	—		13.86	3/26/2025	—	—		—		—
	15,000	—		9.13	3/10/2026	—	—		14,023	(2)	307,654
	15,000	—		16.27	11/3/2026	—	—		9,814	(3)	316,894
	6,667	—		28.19	3/8/2027	—	—		13,358	(4)	414,083

Daniel Chow	7,000	—		3.84	3/26/2022	—	—		—		—
	5,000	—		7.13	6/6/2024	—	—		—		—
	5,000	—		14.01	11/5/2024	—	—		—		—
	30,000	—		16.27	11/3/2026	—	—		17,527	(2)	384,531
	13,333	—		28.19	3/8/2027	—	—		12,620	(3)	407,484
	13,333	—		30.06	10/31/2027	—	—		17,173	(4)	532,348

Adam C. Procell	—	—		—	—	—	—		—		—
	—	—		—	—	—	—		4,207	(3)	135,828
	—	—		—	—	15,000	390,000	(5)	5,725	(4)	177,475

(1)	These options were granted on September 4, 2018 and vest in substantially equal annual installments over three years from their grant date.
(2)	These performance based restricted stock units were granted on March 6, 2018 and vest in substantially equal annual installments over four years from their grant date.
(3)	These performance based restricted stock units were granted on June 13, 2019 and vest in substantially equal annual installments over two years from their grant date.
(4)	These performance based restricted stock units were granted on March 2, 2020 and vest in substantially equal annual installments over two years from their grant date.
(5)	These restricted stock awards were granted on June 10, 2020 and vest in substantially equal annual installments over three years from their grant date.

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Option Exercises and Stock Vested in Fiscal 2020

The following table presents information regarding the options exercised by each Named Executive Officer and stock awards vested during fiscal 2020, if any.

	Option Awards		Stock Awards
	Numbers of		Numbers of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting
	(#)	($) (1)	(#)	($) (2)
Thomas D. Brisbin	50,000	1,223,552	119,176	3,343,926
Michael A. Bieber	—	—	87,714	2,454,639
Stacy B. McLaughlin	—	—	17,280	487,363
Daniel Chow	10,000	177,200	23,195	653,098
Adam C. Procell	—	—	4,206	109,356

(1)	The amounts reported as the “Value Realized on Exercise” (if any) are determined by multiplying (i) the number of shares of common stock to which the exercise of the option related by (ii) the difference between the per-share price of the common stock on the exercise date and exercise price of the options.
(2)	The amounts reported as the “Value Realized on Vesting” (if any) are determined by multiplying (i) the number of shares of common stock that vested by (ii) the per-share price of the common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

Outstanding options and restricted stock and unit awards issued under our 2008 Plan will vest immediately and become fully exercisable upon a change in control of us to the extent such outstanding awards are not substituted or assumed in connection with the transaction.

In addition, the terms of the EBITDA Units and EPS Units provide that in the event a change in control occurs before the end of any Performance Year, the greater of the target number of each type of units subject to the award or the number of each type of units earned based on actual performance through the date of the change in control will become eligible to vest (with the number of units earned based on actual performance for Performance Years yet to begin measured on an average basis based on actual performance in all completed Performance Years). Any EBITDA Units and EPS Units that become eligible to vest will vest on the first anniversary of the date of the change in control, or earlier upon a Named Executive Officer’s termination of employment by the Company without cause, by the executive for a “good reason,” or due to an executive’s death or disability. Upon a Named Executive Officer’s death or disability at any time (whether or not in connection with a change in control), the executive will become vested in the greater of the target number of each type of units subject to the award or the number of each type of units earned based on actual performance for the then in-progress Performance Year, and in the target number of each type of units for all Performance Years that have yet to begin.

The employment agreement entered into with Dr. Brisbin provides for severance benefits upon certain terminations of his employment with us. If such Named Executive Officer’s employment is terminated by us without cause or by the Named Executive Officer for good reason (as such terms are defined in his employment agreement), the Named Executive Officer will be entitled to a severance benefit equal to two times his base salary at the annualized rate then in effect, paid in 24 equal installments. In addition, the Named Executive Officer would be entitled to payment of his target bonus for the year in which such a termination of employment occurs. The Named Executive Officer’s right to receive the severance benefits described above is contingent on the executive providing a general release of claims in favor of the Company and complying with certain non-solicitation and other restrictive covenants set forth in his employment agreement.

Mr. Chow’s offer letter provides that if his employment is terminated by the Company without cause, he will be entitled to a lump sum severance payment equal to three months of his base salary. Mr. Bieber’s offer letter does not provide for any additional severance benefits. As noted above, Ms. McLaughlin and Mr. Procell are not party to an employment agreement or offer letter with the Company.

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We entered into a separation agreement with Ms. McLaughlin in connection with her resignation, effective April 13, 2021 (the “Separation Agreement”). Pursuant to the Separation Agreement, for a period of six (6) months, Ms. McLaughlin will provide the Company with consulting transition services. In consideration of Ms. McLaughlin’s consulting transition services and her release of claims in favor of the Company, the Company will provide Ms. McLaughlin the following benefits: (i) base salary continuation for the lesser of 15 months or the date Ms. McLaughlin commences comparable full-time employment (up to $300,013.78, subject to tax withholding and other authorized deductions), beginning on the payroll date following Ms. McLaughlin’s execution of the Separation Agreement; (ii) $5,000 for legal fees incurred by Ms. McLaughlin in connection with the negotiation and drafting of the Separation Agreement; (iii) payment of Ms. McLaughlin’s healthcare premiums pursuant to the Consolidated Omnibus Budget Reconciliation Act at the same or reasonably equivalent coverage level as in effect on April 16, 2021, for the lesser of 15 months or the date Ms. McLaughlin becomes covered under a new employer’s benefit arrangements; and (iv) acceleration of Ms. McLaughlin’s outstanding PBRSUs at target, such that all of Ms. McLaughlin’s PBRSUs will be fully vested as of April 16, 2021.

The following table sets forth the estimated payments and benefits that would be provided to each Named Executive Officer in the event the Named Executive Officer’s employment is terminated as described above. In accordance with applicable SEC disclosure rules, these estimates assume a termination date of January 1, 2020.

		Continued Health	Equity
	Severance	Coverage	Acceleration (1)	Total
Name	($)	($)	($)	($)
Thomas D. Brisbin	1,200,000	—	2,162,254	3,362,254
Michael A. Bieber	—	—	1,643,306	1,643,306
Stacy B. McLaughlin(2)	—	—	302,734	302,734
Daniel Chow	67,500	—	389,197	456,697
Adam C. Procell	—	—	129,751	129,751

(1)	Represents the value of the actual number of EBITDA Units and EPS Units earned for the 2020 Performance Year, and the value of the target number of EBITDA Units and EPS Units for all future Performance Years. The value of the EBITDA Units and EPS Units is based on the $41.70 closing price of our common stock on December 31, 2020.
(2)	Please see above for a description of the severance benefits that Ms. McLaughlin received in connection with her resignation, effective April 16, 2021.

Pay Ratio Disclosure

The 2020 annual total compensation of the Company’s Chief Executive Officer was $2,190,963. The 2020 annual total compensation of our median employee (excluding our Chief Executive Officer) was $59,924. The ratio between the two amounts is 36.3. The Company believes that the ratio of pay included above is a reasonable estimate calculated in a manner consistent with applicable SEC rules.

To determine the pay ratio, we took the following steps:

■	We identified the median employee using our employee population consisting of 1,352 employees on January 1, 2021 (excluding our Chief Executive Officer). We identified the median employee based on gross wages paid in 2020 as reported on Form W-2. We did not make any assumptions, adjustments or estimates with respect to gross wages paid in 2020.
■	As required under the SEC rules, after identifying our median employee, we calculated annual total compensation for both our median employee and our Chief Executive Officer using the same methodology that we used to determine our Named Executive Officers’ annual compensation for the Summary Compensation Table above.

This information is being provided for compliance purposes. Neither the CC nor management of the Company used the pay ratio measure in making compensation decisions. Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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Equity Compensation Plan Information

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of January 1, 2021. Our equity compensation plans consist of our 2006 Plan, our 2008 Plan and our ESPP. The table below is presented assuming the maximum number of shares potentially issuable under the EBITDA Units and EPS Units become vested and payable.

Number of
securities
remaining available
for future issuance
under equity
	Number of securities		compensation
	to be issued upon	Weighted-average	plans
	exercise of	exercise price of	(excluding
	outstanding options,	outstanding options,	securities reflected
	warrants and rights	warrants and rights	in column (a))
Plan Category	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	1,003,198	$18.86	648,154
Equity compensation plans not approved by security holders	—	—	—
Totals	1,003,198	$18.86	648,154

(1)	Represents 129,219 shares available for future issuance under our 2008 Plan, and 518,935 shares available for future issuance under our ESPP. Shares available under our 2008 Plan may be used for any type of award authorized in that plan (subject to certain limitations of the plan), including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in shares of Company common stock.

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Report of the Audit Committee

Management is responsible for the Company’s internal controls and financial reporting process, including our internal control over financial reporting, and for preparing our consolidated financial statements. Crowe, an independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States of America in all material respects. In this context, the responsibility of the Audit Committee is to oversee our accounting and financial reporting processes and the independent audit of our consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Crowe our audited consolidated financial statements as of and for the year ended January 1, 2021. The Audit Committee also discussed with Crowe the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee received the written communication from Crowe under the applicable requirements of the PCAOB, which requires our independent registered public accounting firm to disclose in writing to the Audit Committee, at least annually, all relationships between them and us that, in their judgment, reasonably may be thought to bear on independence and to discuss their independence with the Audit Committee. The Audit Committee discussed with Crowe its independence and considered in advance whether the provision of any non-audit services by Crowe is compatible with maintaining its independence. The Audit Committee also received and reviewed a report by Crowe outlining communications required by Nasdaq listing standards (1) reviewing the firm’s internal quality control procedures; (2) describing any material issue raised by (a) the most recent internal quality control review of the firm, (b) peer review of the firm, or (c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (3) assessing Crowe’s independence, including all relationships between Crowe and the Company.

Based on the reviews and discussions of the Audit Committee described above, and in reliance on the unqualified opinion of Crowe dated March 16, 2021, regarding our audited consolidated financial statements as of and for the year ended January 1, 2021, and subject to the limitations on the responsibilities of the Audit Committee noted above and in the Audit Committee’s charter, the Audit Committee recommended to the Board, and the Board approved, that such audited and consolidated financial statements be included in our annual report on Form 10-K for the year ended January 1, 2021, that was filed with the SEC.

Members of the Audit Committee

Douglas J. McEachern (Chair)

Debra G. Coy

Keith W. Renken

The preceding Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

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Security Ownership Information

Except as otherwise noted, the following table sets forth information as of April 20, 2021 with respect to: (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, based upon Schedule 13G and Schedule 13D reports filed with the SEC, (ii) each of our directors and director nominees, (iii) each of our Named Executive Officers (as defined in Item 11. Executive Compensation) and (iv) our directors and executive officers as a group.

Unless otherwise noted below, the address of the persons listed in the table is c/o Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security or has the right to acquire such powers within 60 days. Under SEC rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which that person has no economic interest. Except as otherwise noted, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws. All percentages in the following table are based on a total of 12,507,591 shares of common stock outstanding on April 20, 2021.

	Amount of	Percent of
	Beneficial	Common
Name and Address of Stockholder	Ownership	Stock
5% Stockholders
Invesco Ltd. (1)	1,381,120	11.0%
Handelsbanken Fonder AB (2)	962,230	7.7%
Forager Capital Management, LLC (3)	758,452	6.1%
BlackRock, Inc. (4)	746,498	6.0%
Rice Hall James & Associates, LLC (5)	617,524	4.9%
Named Executive Officers, Directors and Director Nominees
Thomas D. Brisbin (6)	636,773	5.1%
Michael A. Bieber (7)	305,132	2.4%
Daniel Chow (8)	128,899	1.0%
Steven A. Cohen (9)	17,363	* %
Debra Coy (10)	8,504	* %
Raymond W. Holdsworth (11)	98,863	* %
Douglas J. McEachern (12)	98,406	* %
Dennis V. McGinn (13)	9,642	* %
Stacy B. McLaughlin (14)	77,148	* %
Keith W. Renken (15)	133,763	1.1%
Mohammad Shahidehpour (16)	10,253	* %
Adam C. Procell (17)	19,002	* %
All current Directors, Director Nominees and Executive Officers as a group (14 persons)	1,679,418	13.4%

*     The percentage of shares beneficially owned by this executive officer or director does not exceed one percent of the Company’s outstanding stock.

(1)	Beneficial ownership information is given as of December 31, 2020 and was obtained from a Schedule 13G/A filed with the SEC on February 10, 2021 by Invesco Ltd. The Schedule 13 G/A states that Invesco Ltd. has sole voting power over 1,381,120 shares and sole dispositive power over 1,381,120 shares. The principal office or business address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta GA 30309.
(2)	Beneficial ownership information is given as of December 31, 2020 and was obtained from a Schedule 13G filed with the SEC on February 12, 2021 by Handelsbanken Fonder AB. The Schedule 13G states that Handelsbanken Fonder AB has sole voting power over 962,230 shares and sole dispositive power over 962,230 shares. The principal office or business address of Handelsbanken Fonder AB is SE-106 70, Stockholm, Sweden.

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(3)	Beneficial ownership information is given as of December 31, 2020 and was obtained from a Schedule 13G filed with the SEC on February 16, 2021 by Forager Capital Management, LLC. The Schedule 13G states that Forager Capital Management, LLC has sole voting power over 758,452 shares and sole dispositive power over 758,452 shares. The principal office or business address of Forager Capital Management, LLC is 2024 3rd Ave. N, Suite 201, Birmingham, AL 35203.
(4)	Beneficial ownership information is given as of December 31, 2020 and was obtained from a Schedule 13G/A filed with the SEC on February 1, 2021 by BlackRock, Inc. The Schedule 13G/A states that BlackRock, Inc. has sole voting power over 746,498 shares and sole dispositive power over 746,498 shares. The principal office or business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)	Beneficial ownership information is given as of December 31, 2020 and was obtained from a Schedule 13G/A filed with the SEC on February 16, 2021 by Rice Hall James & Associates, LLC. The Schedule 13G/A states that Rice Hall James & Associates, LLC has sole voting power over 436,233 shares and sole dispositive power over 617,524 shares. The principal office or business address of Rice Hall James & Associates, LLC is 600 W. Broadway, Ste 1000, San Diego, CA 92101-3383.
(6)	The 636,773 shares of common stock held directly by Dr. Brisbin consists of 328,440 shares of common stock and 308,333 shares of common stock subject to options exercisable on or before June 19, 2021.
(7)	The 305,132 shares of common stock held directly by Mr. Bieber consists of 71,799 shares of common stock held directly by Mr. Bieber and 233,333 shares of common stock subject to options exercisable on or before June 19, 2021.
(8)	The 128,899 shares of common stock held directly by Mr. Chow consists of 55,233 shares of common stock and 73,666 shares of common stock subject to options exercisable on or before June 19, 2021.
(9)	The 17,363 shares of common stock held directly by Dr. Cohen includes 4,966 shares of restricted stock, of which (i) 1,913 shares of restricted stock vest on June 13, 2021 and (ii) 3,053 shares of restricted stock vest in two substantially equal installments on each of June 11, 2021 and June 11, 2022.
(10)	The 8,504 shares of common stock held directly by Ms. Coy includes 5,232 shares of restricted stock, of which (i) 2,179 shares of restricted stock vest on June 13, 2021 and (ii) 3,053 shares of restricted stock vest in two substantially equal installments on each of June 11, 2021 and June 11, 2022.
(11)	The 98,863 shares of common stock held by Mr. Holdsworth consists of 38,175 shares of common stock held directly by Mr. Holdsworth and 60,688 shares of common stock held by The Holdsworth Family Trust. Mr. Holdsworth is sole trustee and a beneficiary of The Holdsworth Family Trust and has sole voting and investment control over the shares of Willdan Group, Inc. common stock held therein. The 38,175 shares of common stock held directly by Mr. Holdsworth include 4,966 shares of restricted stock, of which (i) 1,913 shares of restricted stock vest on June 13, 2021 and (ii) 3,053 shares of restricted stock vest in two substantially equal installments on each of June 11, 2021 and June 11, 2022.
(12)	The 98,406 shares of common stock held by Mr. McEachern consists of 19,863 shares of common stock held directly by Mr. McEachern and 78,543 shares of common stock held by The McEachern Family Trust. Mr. McEachern and his wife are co-trustees and beneficiaries of The McEachern Family Trust and have shared voting and investment control over the shares of Willdan Group, Inc. common stock held therein. The 19,863 shares of common stock held directly by Mr. McEachern include 4,966 shares of restricted stock, of which (i) 1,913 shares of restricted stock vest on June 13, 2021 and (ii) 3,053 shares of restricted stock vest in two substantially equal installments on each of June 11, 2021 and June 11, 2022.
(13)	The 9,642 shares of common stock held directly by Mr. McGinn includes 5,120 shares of restricted stock, of which (i) 2,067 shares of restricted stock vest on June 13, 2021 and (ii) 3,053 shares of restricted stock vest in substantially equal installments on each of June 11, 2021 and June 11, 2022.
(14)	The 77,148 shares of common stock held directly by Ms. McLaughlin consists of 28,814 shares of common stock and 48,344 shares of common stock subject to options exercisable on or before June 10, 2021. Ms. McLaughlin resigned as our Vice President and Chief Financial Officer, effective April 16, 2021.
(15)	The 133,763 shares of common stock held by Mr. Renken consists of 53,363 shares of common stock held directly by Mr. Renken and 80,400 shares of common stock held by the LVRJC Partnership. Mr. Renken is the managing partner of the LVRJC Partnership and has sole voting and investment control over our shares of common stock held therein. The 53,363 shares of common stock held directly by Mr. Renken include 4,966 shares of restricted stock, of which (i) 1,913 shares of restricted stock vest on June 13, 2021 and (ii) 3,053 shares of restricted stock vest in two substantially equal installments on each of June 11, 2021 and June 11, 2022.
(16)	The 10,253 shares of common stock held directly by Dr. Shahidehpour includes 4,966 shares of restricted stock, of which (i) 1,913 shares of restricted stock vest on June 13, 2021 and (ii) 3,053 shares of restricted stock vest in two substantially equal installments on each of June 11, 2021 and June 11, 2022
(17)	The 17,637 shares of common stock held directly by Mr. Procell consists of 15,00 shares of restricted stock that vest in three equal installments on each of June 11, 2021, June 11, 2022 and June 11, 2023.

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Certain Relationships and Related Person Transactions

Related Person Transactions

The following provides a description of certain relationships and related transactions since the beginning of fiscal 2020 between some of our directors, executive officers and holders of 5% or more of our common stock and us or our subsidiaries and affiliates involving an amount that exceeded or may exceed $120,000 in the aggregate.

Indemnification of Officers and Directors. We have entered into indemnification agreements with all of our current executive officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. Additionally, we may enter into indemnification agreements with any future directors or executive officers. In fiscal 2020, we did not incur any indemnification related expenses as a result of indemnification agreements with our current executive officers and directors.

Related Person Transaction Policy

In March 2007, the Board adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy provides that any transaction, arrangement or relationship, or any series of similar transactions, in which the Company was, is or will be a participant, the amount involved exceeds $120,000, and a “related person” (as defined in the policy) has or will have a direct or indirect material interest (each such transaction, a “Related Person Transaction”) shall be subject to review and approval or ratification by the AC. In its review of Related Person Transactions, the AC shall review the material facts and circumstances of the transaction and shall take into account certain factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the “related person’s” interest in the transaction, (ii) the approximate dollar value of the amount involved in the Related Person Transaction, (iii) whether the transaction was taken in the Company’s ordinary course of business, (iv) whether the transaction with the “related person” is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and (v) the purpose of, and the potential benefits to the Company of, the Related Person Transaction.

No member of the AC may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person” provided that such member can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the AC or the Board.

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Other Information

When and where is the Annual Meeting?

The Annual Meeting will be held on June 10, 2021 at 10:00 a.m. Pacific Time, via live audiocast on the Internet. You may register to listen to and participate in the Annual Meeting by going to www.meetingcenter.io/206062028.

What am I being asked to vote on at the Annual Meeting?

At the Annual Meeting, stockholders will act on the following matters:

1.	Election of the eight director nominees named in this Proxy Statement to serve until the Company’s 2022 annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	Ratification of the appointment of Crowe as the Company’s independent registered public accounting firm for fiscal year 2021; and
3.	Approval, on an advisory basis, of the Company’s named executive officer compensations.

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote your shares of our Common Stock:

■	“FOR” each of the director nominees named in this Proxy Statement;
■	“FOR” the ratification of the appointment of Crowe for fiscal 2021; and
■	“FOR” the approval, on an advisory basis, of the named executive officer compensation

Who may vote?

Only holders of record of our common stock, at the close of business on the Record Date, are entitled to notice of and to vote at the Annual Meeting. Holders of common stock are entitled to cast one vote for each share held by them on each matter to be voted upon. As of the Record Date, there were 12,507,591 shares of Common Stock issued and outstanding. Our Common Stock is the only class of securities authorized to vote. Stockholders are not entitled to cumulative voting rights in the election of directors.

What constitutes a quorum at the Annual Meeting?

Representation by presence or by proxy, of holders of at least a majority of shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  As of the Record Date, 12,507,591 shares of our common stock were outstanding and entitled to vote.  Abstentions and “broker non-votes” will count toward the presence of a quorum.

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What happens if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Annual Meeting may be adjourned to another date or time until a quorum is present.  The date and time of the adjourned meeting will be announced at the meeting when the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days or unless after the adjournment a new record date is fixed for the adjourned meeting. Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any adjournment using your same 15-digit control number.

How do I vote?

Stockholders of Record.  If you are a registered stockholder as of the close of business on the Record Date, you have several ways to vote your shares:

■	Via the Internet. You may submit a proxy over the Internet at www.investorvote.com/WLDN, 24 hours a day, seven days a week. You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email).
■	By Telephone. You may submit a proxy using a touch-tone telephone by calling toll free 1-800-652-8683, 24 hours a day, seven days a week. You will need the 15-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email).
■	By Mail. If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 9, 2021 to be voted at the Annual Meeting.
■	During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are listed on your proxy card.

Beneficial Owners.  If your stock is held by a broker, bank or other nominee (in “street name”), you should have received a Notice of Internet Availability or voting instruction form from the broker, bank or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability or voting instruction form in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee.

What is the deadline for submitting my proxy?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by the conclusion of the Annual Meeting in order for your shares to be voted. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the proxy card you received in the accompanying prepaid and addressed envelope so that it is received by us no later than June 9, 2021 in order for your shares to be voted at the Annual Meeting.  If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee who holds your shares.

Can I revoke or change my vote after I submit my proxy?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised as follows:

Stockholders of Record. If you are a stockholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

■	delivering a duly executed proxy bearing a later date;
■	submitting a later-dated vote by telephone or via the Internet – only your latest Internet or telephone proxy received by 1:00 a.m. Pacific time on June 10, 2021, will be counted;

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■	delivering a written revocation to the Secretary of the Company at the address of the Company set forth above before the Annual Meeting; or
■	attending the Annual Meeting live via audiocast and voting your shares electronically at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote, his or her shares electronically at the Annual Meeting, whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

Beneficial Owners.  If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.

If I return my proxy card or voting instruction form without specifying voting instructions on it, how will my shares be voted?

Stockholders of Record. Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of our Board.  The Board’s recommendations are set forth together with the description of each matter in this Proxy Statement.  In summary, the Board unanimously recommends a vote:  “FOR” election of each of the eight nominees for director, “FOR” ratification of the appointment of Crowe as the Company’s independent registered public accounting firm for fiscal 2021, and “FOR” the approval, on a non-binding advisory basis, of the Company’s named executive officer compensation.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at the discretion of the proxy holders.

Beneficial Owners. If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters.  However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder.  Proposal No. 2 (ratification of the appointment of Crowe as our independent registered public accounting firm for fiscal 2021) is considered routine under applicable rules of the New York Stock Exchange, while each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine.  Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal No. 2 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting.  If your broker exercises this discretion, your shares will be voted on Proposal No. 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items to be submitted for a vote of stockholders at the Annual Meeting.

What vote is required to approve each proposal and what effect do votes withheld, abstentions and broker non-votes have?

Election of Directors (Proposal No. 1).  Once a quorum has been established, pursuant to our amended and restated bylaws, the affirmative vote of a plurality of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required for the election of each director nominee, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.  Stockholders are not permitted to cumulate their shares for the purpose of electing directors.  For purposes of Proposal No. 1 (election of directors), you may vote “FOR” any or all of the nominees or “WITHHOLD” your vote from any or all of the nominees. Shares voted WITHHOLD and broker non-votes will not be counted in determining the outcome of the director nominees’ election.

Other Items (Proposal Nos. 2 and 3).  Once a quorum has been established, pursuant to our amended and restated bylaws, approval of each of the other items to be submitted for a vote of stockholders at the Annual Meeting requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on such proposal.  Notwithstanding this vote standard required by our Bylaws, Proposal No. 2 (ratification of the appointment of Crowe as our independent registered public accounting firm for fiscal 2021) and Proposal No. 3 (approval, on a non-binding advisory basis, of named executive officer compensation) are advisory only and are not binding on us. Our Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders.

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For purposes of Proposal No. 2 (ratification of the appointment of Crowe as our independent registered public accounting firm for fiscal 2021), and Proposal No. 3 (approval, on a non-binding advisory basis, of named executive officer compensation), you may vote “FOR,” “AGAINST” or “ABSTAIN.”

In each of Proposal Nos. 2 and 3, abstentions will have the same effect of a vote “AGAINST” such proposal.  If you hold your shares in street name through a brokerage account and you do not instruct your nominee how to vote your shares, your nominee nonetheless will have the authority, but is not required, to vote your shares on Proposal No. 2, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your nominee exercises this discretion, your shares will be voted on Proposal No. 2 in the manner directed by your nominee, but your shares will constitute broker non-votes on Proposal Nos. 1 and 3, and will not be counted in determining the outcome of those items.

Who tabulates the votes?

Stockholder votes will be tabulated by Computershare Trust Company, N.A., as inspector of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Form 8-K to be filed with the SEC.

What do I do if I receive more than one proxy or set of voting instructions?

If you received more than one Proxy Statement or more than one proxy card or voting instruction form (if you receive your proxy materials by mail), your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each Proxy Statement, proxy card or voting instruction form that you received in order for all of your shares to be voted at the Annual Meeting.

Solicitation of Proxies

The cost of solicitation of proxies will be paid by the Company. Solicitation will include the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation of proxies from stockholders. Directors, officers and regular employees of the Company, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile, personal interviews and other means. The Company anticipates out-of-pocket costs associated with proxy solicitation. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Householding of Stockholder Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials or, as applicable, the Company’s Proxy Statement or Annual Report may be sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of any document to any stockholder upon request by writing to the Company at the following address: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn: Secretary or upon oral request directed to the Company’s Secretary at (800) 424-9144. Any stockholder who wants to receive separate copies of the Notice of Internet Availability of Proxy Materials, the Annual Report and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder’s bank, broker or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number. Please note that if you would like to receive a paper copy of the proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

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Annual Report on Form 10-K

We will mail you, without charge, a copy of our annual report on Form 10-K for the fiscal year ended January 2, 2021, including the consolidated financial statements, schedules, and list of exhibits, upon written request. Requests should be sent to: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, ATTN: Investor Relations. The annual report on Form 10-K is also available at www.willdan.com.

Stockholder Proposals

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2022 annual meeting of stockholders (the “2022 Annual Meeting”) may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement for our 2022 annual meeting, stockholder proposals must be received no later than December 29, 2021 and must comply with our Bylaws and Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2022 Annual Meeting by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2022 Annual Meeting.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates. Stockholders who wish to nominate persons for election to the Board at the 2022 Annual Meeting or who wish to present a proposal at the 2022 Annual Meeting, but whose stockholder proposal will not be included in the proxy materials we distribute for such meeting, must deliver written notice of the nomination or proposal to our Secretary no earlier than February 10, 2022 and no later than the close of business on March 12, 2022. If, however, the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after June 10, 2022, stockholders must submit such nominations or proposals no earlier than the close of business on the 120th day prior to the 2022 Annual Meeting, and no later than the close of business on the later of the 90th day prior to the 2022 Annual Meeting or the 10th day following the date on which public disclosure of the date of the 2022 Annual Meeting is first made by the Company. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2022 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board by March 2, 2022 (100 days prior to the first anniversary of this year’s Annual Meeting), notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary at our principal executive offices no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Any proposal nominating a director candidate must also comply with the requirements under Section 3.04(a) of our Bylaws. If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2022 Annual Meeting.

Our Bylaws also provide that a stockholder who wishes to nominate a director or propose other proper business to be brought before the stockholders at the Annual Meeting must be a stockholder of record of the Company at the time the notice is delivered to the Company’s Secretary and the stockholder must be entitled to vote at the Annual Meeting.

A stockholder notice to nominate a director or bring any other business before the 2022 Annual Meeting must set forth certain information specified in our Bylaws. Any stockholder proposal should be mailed to: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn: Secretary. Copies of the Charter and Bylaws may be obtained without charge by providing a written request to the Secretary of the Company at that address.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Global Market. Officers, directors and greater than 10% stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such reports furnished to us, the following officers, directors and greater than 10% stockholders failed to file certain reports required by Section 16(a) of the Exchange Act on a timely basis.

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In March 2020, (i) Paul M. Whitelaw did not timely report three transactions on one Form 4 report, (ii) Michael A. Bieber did not timely report three transactions on one Form 4 report, (iii) Thomas H. Brisbin did not timely report two transactions on one Form 4 report, (iv) Stacy B. McLaughlin did not timely report three transactions on one Form 4 report, (v) Daniel Chow did not timely report two transactions on one Form 4 report, and (vi) Micah H. Chen did not timely report two transactions on one Form 4 report.

To our knowledge, based solely on our review of the copies of such reports electronically filed with the SEC, all other Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were timely satisfied in fiscal 2020.

Other Matters

The Board does not know of any matter other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY OR VOTING INSTRUCTIONS TODAY.

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MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE __________SACKPACK __________MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/WLDN or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1‐800‐652‐VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/WLDN Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. To elect eight members of the Board of Directors, each to serve for a one‐year term and until his or her successor is duly elected and qualified: For Withhold For Withhold For Withhold 01 ‐ Thomas D. Brisbin 02 ‐ Steven A. Cohen 03 ‐ Debra Coy 04 ‐ Raymond W. Holdsworth 05 ‐ Douglas J. McEachern 06 ‐ Dennis V. McGinn 07 ‐ Keith W. Renken 08 ‐ Mohammad Shahidehpour For Against Abstain For Against Abstain 2. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the year ending January 1, 2021. 3. Approval, on a non‐binding advisory basis, of named executive officer compensation. Note: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title as such. Corporations and partnerships shall sign in full corporate or partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 8 2 B V 4 6 0 5 4 3 038XCB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A The Board of Directors recommends a vote FOR the election of each of the nominees for director, FOR Proposal 2 and FOR Proposal 3. Annual Meeting Proxy Card1234 5678 9012 345

The 2020 Annual Meeting of Stockholders of Willdan Group, Inc. will be held on Thursday, June 11, 2020 at 10:00am Pacific Daylight Time, virtually via the internet at www.meetingcenter.io/255118843. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — WLDN2020. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on June 11, 2020 The undersigned stockholder of Willdan Group, Inc., a Delaware corporation (the “Company”), hereby appoints Michael Bieber and Micah Chen, or either of them acting alone, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held virtually via the internet at www.meetingcenter.io/255118843, on June 11, 2020 at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 14, 2020 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record of the Company’s common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director, “FOR” Proposal 2 and “FOR” Proposal 3, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. The signer hereby revokes all Proxies heretofore given by the signer with respect to said meeting or any adjournment or postponement thereof. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE SIDE. Change of Address — Please print new address below. Comments — Please print your comments below. + C Non‐Voting Items Proxy — Willdan Group, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/WLDN